Exhibit 10.04

                               OPERATING AGREEMENT FOR OUTBACK/FLEMING'S, LLC A DELAWARE LIMITED LIABILITY COMPANY

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

                                  (continued)

ARTICLE VI          ALLOCATIONS OF NET PROFITS AND NET LOSSES AND
                    DISTRIBUTIONS.......................................................................14
         6.1        Allocations of Net Profit and Net Loss..............................................14
                    A.     Net Loss.....................................................................14

                                  (continued)

         6.4        Allocation of Net Profits and Losses and Distributions in Respect of a

                                  (continued)

         9.8        Tax Matters for the Company Handled by Management Committee

                                  (continued)

         14.14      Notices.............................................................................31
         14.15      Amendments..........................................................................31
         14.16      Reliance on Authority of Person Signing Agreement...................................31
         14.17      Company Property....................................................................31
         14.18      Multiple Counterparts...............................................................31
         14.19      Attorney Fees.......................................................................31
         14.20      Time is of the Essence..............................................................31
         14.21      Remedies Cumulative.................................................................31
         14.22      Severability........................................................................31
         14.23      Partition...........................................................................31
         14.24      Waiver..............................................................................31

OPERATING AGREEMENT
FOR
OUTBACK/FLEMING'S, LLC
A DELAWARE LIMITED LIABILITY COMPANY

         This Operating Agreement is made as of October 1, 1999, by and among the parties listed on the signature pages hereof, with reference to the following facts:

          A        September 10, 1999, a Certificate of Formation for OUTBACK/FLEMING'S, LLC, (the "Company"), a limited liability company organized under the laws of the State of Delaware, was filed with the Delaware Secretary of State.

         B        The parties desire to adopt and approve a limited liability company operating agreement for the Company.

         NOW, THEREFORE, the parties by this Agreement set forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

ARTICLE I        DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this ARTICLE I shall have the meanings set forth elsewhere in this Agreement):

                  (a)      "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  (b)      "Affiliate" of a Person shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, as applicable. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

                  (c)      "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time.

                  (d)      "Annual Business Plan" shall mean the detailed business plan for the Company prepared by the President of the Company and approved by the Management Committee, no less often than annually, which plan shall contain an operating budget, a capital budget, cash flow projections, sources of cash analysis (including analysis of any  intended borrowings or financings), an operating plan (including plans related to the strategic business plan), and detailed quantifiable goals for the plan year.

                  (e)      "Assignee" shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with ARTICLE VII.

    (f)      "Bankruptcy" shall mean: (a) the filing of an application, or consent to, the appointment of a trustee, receiver, or custodian of other assets; (b) the filing of a voluntary petition in bankruptcy; (c) the entry of an order for relief in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (d) the making of a general assignment for the benefit of creditors; (e) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of assets unless the proceedings and the person appointed are dismissed within ninety (90) days; or (f) the failure to pay debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of inability to pay its debts as they become due.

                  (g)      "Capital Account" shall mean with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to SECTION 3.7.

                  (h)      "Capital Contribution" shall mean the total amount of cash and fair market value of property contributed to the capital of the Company by the Members.

                  (i)      "Certificate" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

                  (j)      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

                  (k)      "Committee Member" shall mean the individuals named to serve on the Management Committee.

                  (l)      "Company" shall mean OUTBACK/FLEMING'S, LLC, a Delaware limited liability company.

                  (m)      "Company Minimum Gain" shall have the meaning  ascribed to the term "Partnership Minimum Gain" in the Regulations Section 1.704-2(d).

                  (n)      "Distributable Cash" shall mean the amount of cash which the Management Committee deems available for distribution to the Members, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which are described in the Annual Business Plan, and necessary for the Company's  business or to place into reserves for customary and usual claims with respect to such business.

                  (o)      "Economic Interest" shall mean the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company.

                  (p)      "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

                  (q)      "Fleming's" shall mean FPSH Limited Partnership, an Arizona limited partnership ("FPSH LP") and AWA III Steakhouses, Inc., a California corporation ("AWA INC"), individually and collectively.

                  (r)      "Fleming's Principals" shall mean Paul M. Fleming, A. William Allen III and Rick Scott, jointly and severally.

                  (s)      "Majority Interest" shall mean those Members who hold at least fifty one percent (51%) of the Percentage Interests entitled to vote.

                  (t)      "Management Committee" shall mean collectively, those individuals named as Committee Members of the Company pursuant to ARTICLE V of this Agreement.

                  (u)      "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Certificate and this Agreement or is an Assignee who has become a Member in accordance with ARTICLE VII, and(b) has not ceased to be a Member in accordance with ARTICLE VII, or for any other reason.

                  (v)      "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

                  (w)      "Member Nonrecourse Deductions" shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt.

                  (x)      "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

                  (y)      "Net Profits" and "Net Losses" shall mean the income, gain, loss and deductions of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each Fiscal Year on the Company's information tax return filed for federal income tax purposes.

                  (z)      "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

                  (aa)     "Outback" shall mean OS Prime, Inc., a Florida corporation, and a wholly-owned subsidiary of Outback Steakhouse, Inc. ("OSI").

                  (bb) "Percentage Interest" shall mean the percentage ownership interest of a Member in the Company, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement. Each Member's Percentage Interest shall be equal to the percentage that the Capital Contribution the Member is obligated to contribute bears to the total Capital Contributions of all Members. For purposes of determining Percentage Interests, the System shall have an agreed value of $13,000,000 and the initial Percentage Interests of the Members shall be:

                           MEMBER                   PERCENTAGE
                                                         INTEREST

                           Outback                        50%
                           FPSH LP                      37.5%
                           AWA INC                      12.5%

                  (cc)     "Person" shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

                  (dd)     "Proprietary Marks" shall mean any and all trade names, service marks and trademarks used in connection with the System.

                  (ee)     "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

                  (ff)     "Restaurant(s)" shall mean those certain upscale steakhouse restaurants developed, owned and/or operated by the Company utilizing the Fleming's Prime Steakhouse and Wine Bar concept and operating system.

                  (gg)     "System" shall mean the Fleming's Prime Steakhouse and Wine Bar concept and operating system and all elements thereof including, without limitation, recipes, operating technologies and Proprietary Marks.

                  (hh)     "Tax Matters Partner" (as defined in Code Section 6231) shall be Outback or its successor as designated pursuant to SECTION 9.8.

ARTICLE II        ORGANIZATIONAL MATTERS

         2.1      FORMATION. The Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Certificate with the Delaware Secretary of State and entering into this Agreement, which Agreement shall be deemed effective as of the date the
Certificate was so filed. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2      NAME. The name of the Company shall be "OUTBACK/FLEMING'S, LLC". The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Management Committee deems appropriate or advisable. The Management Committee shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable.

         2.3      TERM. The term of this Agreement commenced on the filing of the Certificate and shall continue until terminated as hereinafter provided.

        2.4      OFFICE AND AGENT. The Company shall continuously maintain a registered office and agent in the State of Delaware. The registered office and agent shall be as stated in the Certificate or as otherwise determined by the

Management Committee. The principal office of the Company shall be 455 Newport Center Drive, Newport Beach, California 92660, or as the Management Committee may determine. The Company may also have such offices, anywhere within and without the State of Delaware, as the Management Committee may determine from time to time, or the business of the Company may require.

         2.5      ADDRESSES OF THE MEMBERS AND THE MANAGEMENT COMMITTEE. The respective addresses of the Members and the Committee Members are set forth on EXHIBIT A. A Member or Committee Member may change its address upon notice thereof to the Management Committee.

         2.6      PURPOSE AND BUSINESS OF THE COMPANY. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the consent of a Majority Interest, the Company shall not engage in any business other than the following:

                  A. The establishment, ownership, operation and franchising of upscale steakhouse restaurants utilizing the System; and

                  B. Such other activities directly related to and in furtherance of the foregoing business as may be necessary, advisable, or appropriate as determined by the Management Committee.

                  C. This Agreement shall not be deemed or construed to create a relationship between the Members with respect to any activities whatsoever except for those activities required for the accomplishment of the Company's purpose as specified in this SECTION 2.6. The Members acknowledge and agree that upon contribution of the System and Proprietary Marks by Fleming's pursuant to SECTION 3.1 hereof, the Company shall be the sole and exclusive owner of the System and the Proprietary Marks and the Members shall have no right, title, or interest in or to the System or the Proprietary Marks, except as specifically provided in this Agreement.

ARTICLE III.      CAPITAL CONTRIBUTIONS

         3.1      NATURE AND AMOUNT OF CONTRIBUTIONS. The amount and nature of the  contributions  of the Members are as follows:

                  Outback           $13,000,000 cash

                  Fleming's         All and exclusive right, title and interest in the System (subject only to those certain non-exclusive, transferable licenses granted to Fleming Prime Steakhouse I, L.L.C. and Fleming Prime Steakhouse II, L.L.C.), with a deemed contribution value of $13,000,000.

         3.2      TIME FOR MAKING CONTRIBUTIONS. The contribution of Fleming's shall be made upon execution of this Agreement. The contribution of money by Outback shall be made at such time(s) as the President of the Company may request, consistent with the Annual Business Plan.

         3.3      INTEREST ON CAPITAL CONTRIBUTIONS. No Member shall receive, or be entitled to receive, interest on its contributions to the capital of the Company. Except as otherwise provided herein, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or of its contributions to the capital of the Company.

         3.4      NO ADDITIONAL CAPITAL CONTRIBUTIONS. In no event shall any Member be obligated to make any additional capital contributions, except as otherwise expressly provided herein.

    3.5      LIABILITY FOR CERTAIN OBLIGATIONS. Fleming's Principals and Outback covenant and agree that as to any guaranty of any debt, liability, or obligation of the Company, including, without limitation, material long-term obligations, such as liability as lessee under leases for Restaurant premises and liability on loans (collectively "Obligations"), Fleming's Principals and Outback's parent company, Outback Steakhouse, Inc., a Delaware corporation ("OSI"), shall guarantee such Obligations if required by the third party creditor; provided however, Fleming's Principals and OSI shall each be proportionately liable to any third party creditor for only up to fifty percent (50%) of the outstanding balance under such Obligations and shall not be jointly and severally liable therefor.

         3.6      DOCUMENTATION. Fleming's Principals and Outback covenant and agree that all documentation evidencing any guaranties of the Company's material, long term obligations, including, without limitation, a Restaurant premises lease, any promissory notes, and any lease for furniture, fixture and equipment, shall limit the liability of each of Fleming's Principals and OSI to proportionately fifty percent (50%) of any amounts outstanding under such obligations and shall specifically state that Fleming's Principals and OSI shall not be individually liable for the entire amount thereof, nor jointly and severally liable therefor. This provision may not be waived without the unanimous consent of all Members.

         3.7      CAPITAL ACCOUNTS. The Company shall establish and maintain an individual Capital Account for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). If a Member transfers all or a part of its Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(1).

         3.8      FAILURE TO MAKE CONTRIBUTIONS. If a Member does not timely contribute capital when required, that Member shall be in default under this Agreement. In such event, a non-defaulting Member shall send the defaulting Member written notice of such default, giving such Member fourteen (14) days from the date such notice is given to contribute the entire amount of its required Capital Contribution. If the defaulting Member does not contribute its required capital to the Company within said fourteen (14)-day period, those non-defaulting Members who hold a majority of the Percentage Interests held by all non-defaulting Members may elect any one or more of the following remedies:

                  A.       One or more non-defaulting Members may advance funds to the Company to cover those amounts that the defaulting Member fails to contribute. Amounts that a non-defaulting Member so advances on behalf of the defaulting Member shall become a loan due and owing from the defaulting Member to such non-defaulting Member and bear interest at the rate of ten percent (10%) per annum, payable monthly. All cash distributions otherwise distributable to the defaulting Member under this Agreement shall instead be paid to the non-defaulting Members making such advances until such advances and interest thereon are paid in full. In any event, any such advances shall be evidenced by a promissory note in a form reasonably acceptable to the non-defaulting Members and be due and payable by the defaulting Member one (1) year from the date that such advance was made. Any amounts repaid shall first be applied to costs of collection, then to interest and thereafter to principal. Effective upon a Member becoming a defaulting Member, each Member grants to the non-defaulting Members who advance funds under this  SECTION 3.8A a security interest in its Membership Interest to secure its obligation to repay such advances and agrees to execute and deliver a promissory note as described herein together with a security agreement in a form reasonably acceptable to the non-defaulting Members and such UCC-1 financing statements and assignments of certificates of membership (or other documents of transfer) as such non-defaulting Members may reasonably request.

                  B.       One or more non-defaulting Members may contribute funds to the capital of the Company to cover those amounts that the defaulting Member fails to contribute. In such event, the Percentage Interests of all

Members shall be adjusted proportionately to reflect the cumulative total Capital Contributions each Member has contributed or, with respect to a non-defaulting Member, which such Member has agreed to contribute.

                  C.       The non-defaulting Members who hold a majority of the Percentage Interests held by all non-defaulting Members may dissolve the Company, in which event the Company shall be wound-up, liquidated and terminated pursuant to ARTICLE X.

                  D.       The defaulting Member shall lose its voting and approval rights under the Act, the Certificate and this Agreement.

                  E.       The defaulting Member shall lose its ability to participate in the management and operations of the Company, including, but not limited to, the right to appoint Committee Members.

                  F.       The Company or the non-defaulting Members may purchase the defaulting Member's entire Membership Interest for an amount equal to eighty percent (80%) of the Fair Market Value of the Membership Interest.

                           (i)    DETERMINATION OF FAIR MARKET VALUE. For the purposes of this SECTION 3.8F, the "Fair Market Value" of the Membership Interest at issue shall be determined in the following manner:

                                  (a)     The defaulting Member and the non-defaulting Members shall agree upon the Fair Market Value of the defaultin Member's Membership Interest within ten (10) days following the date of the event of default. If there is no agreement on the Fair Market Value, the defaulting Member and the non-defaulting Members shall agree upon a mutually acceptable appraiser within fifteen (15) days following the date of the event of default, or, in the event such persons fail to so agree, two (2) appraisers shall be appointed within twenty (20) days following the ate of the event of default, one by the defaulting Member, and one by the non-defaulting Members. If the defaulting Member, on the one hand, or the non-defaulting Members, on the other hand, fail to appoint an appraiser within the twenty (20) day period specified herein, the sole appraiser appointed within such twenty (20) day period shall be the sole appraiser for the purposes of determining Fair Market Value of the defaulting Member's Membership Interest to be purchased pursuant to this SECTION 3.8F. The defaulting Member and the non-defaulting Members shall promptly provide notice of the name of the appraiser so appointed by such party to the other. A third appraiser, if the initial two appraisers are appointed, shall be appointed by the mutual agreement of the first two appraisers so appointed, or, if such first two appraisers fail to agree upon a third appraiser within thirty (30) days following the date of the event of default, either the defaulting Member or the non-defaulting Members may demand the appointment of an appraiser be made by the then director of the Regional Office of the American Arbitration Association located nearest to the Company's principal office, in which event the appraiser appointed thereby shall be the third appraiser. Each of the appraisers shall submit to the defaulting Member and the non-defaulting Members, within thirty (30) days after the final appraiser has been appointed ("Appraisal Period"), a written appraisal (the "Appraisal") of the Fair Market Value of the defaulting Member's Membership Interest.

                                  (b)     In connection with any appraisal conducted pursuant to this Agreement, the parties hereto agree that any appraiser appointed hereunder shall be given full access during normal business hours to all information required and relevant to a valuation of the defaulting
Member's Membership Interest.

                                  (c)     If three appraisers are appointed, the Fair Market Value of the defaulting Member's Interest in question shall be equal to the numerical average of three appraised determinations; provided, however, that if the difference between any two appraisals is not more than ten percent (10%) of the lower of the two, and the third appraisal differs by more than twenty-five percent (25%) of the lower of the other two appraisals, the numerical average of such two appraisals shall be determinative.

        (d)     Any appraiser, to be qualified to conduct an appraisal hereunder, shall be an independent appraiser (i.e., not affiliated with Outback, Fleming's or the Fleming's Principals), an M.A.I. appraiser or its equivalent, and shall be reasonably competent as an expert to appraise the value of the defaulting Member's Percentage Interest. If any appraiser initially appointed under this Agreement shall, for any reason, be unable to serve, a successor appraiser shall be promptly appointed in accordance with the procedures pursuant to which the predecessor appraiser was appointed.

                  Notwithstanding the foregoing, if the determination of the Fair Market Value of the defaulting Member's Percentage Interest by appraisal is not completed and all appraisal reports delivered as provided herein within the Appraisal Period, then all closing, payment, and similar dates subsequent thereto shall be automatically extended one (1) day for each day delivery of the appraisal reports is delayed beyond the end of the Appraisal Period.

                                  (e)     The cost of the appraiser appointed by each party shall be borne by each such party. The cost of the third appraiser, if any, or the sole appraiser, in the event the defaulting Member and the non-defaulting Members mutually agree upon a single appraiser, shall be borne equally by the defaulting Member and the non-defaulting Member.

                           (ii)   NOTICE OF INTENT TO PURCHASE. Within thirty (30) days after the determination of the purchase price of the defaulting Member's Membership Interest in accordance with SECTION 3.8F(I), each non-defaulting Member shall notify the defaulting Member in writing of its desire to purchase a portion of the defaulting Member's Membership Interest. The failure of any non-defaulting Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the defaulting Member's Membership Interest. Each non-defaulting Member so electing to purchase shall be entitled to purchase a portion of the defaulting Member's Membership Interest in the same proportion that the Membership Interest of the non-defaulting Member bears to the aggregate of the Membership Interests of all of the non-defaulting Members electing to purchase the defaulting Member's Interest.

                           (iii)  ELECTION TO PURCHASE LESS THAN ALL OF THE DEFAULTING MEMBER'S MEMBERSHIP INTEREST. If any non-defaulting Member elects to purchase none or less than all of its pro rata share of the defaulting Member's Membership Interest, then the non-defaulting Members may elect to purchase more than their pro rata share. If the non-defaulting Members fail to purchase the entire Membership Interest of the defaulting Member, the Company may purchase any remaining share of the defaulting Member's Membership Interest. If the non-defaulting Members and the Company do not elect to purchase all of the defaulting Member's Membership Interest, such Membership Interest not purchased shall be that of an Economic Interest only.

                           (iv)   PAYMENT OF PURCHASE PRICE. The purchase price shall be paid by the Company or the non-defaulting Members, as the case may be, by either of the following methods, each of which may be selected separately by the Company or the non-defaulting Members:

                                  (a)     The Company or the non-defaulting Members shall at the closing pay in cash the total purchase price for the defaulting Member's Membership Interest; or

                                  (b)     The Company or the non-defaulting Members shall pay at the closing one-fifth (1/5) of the purchase price and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the non-defaulting Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing non-defaulting Member, and the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing non-defaulting Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing non-defaulting Member or the Company, as applicable. The promissory note executed by each purchasing non-defaulting Member shall be secured by a pledge of that portion of the defaulting Member's Membership Interest purchased by such non-defaulting Member.

                           (v)    CLOSING OF PURCHASE OF DEFAULTING MEMBER'S MEMBERSHIP INTEREST. The closing for the sale of a defaulting Member's Interest pursuant to this SECTION 3.8 shall be held at 10:00 a.m. at the principal officer of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the defaulting Member or such defaulting Member's legal representative shall deliver to the Company or the non-defaulting Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the defaulting Member's Membership Interest. The defaulting Member or such defaulting Member's legal representative, the Company and the non-defaulting Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

                           (vi)   PURCHASE TERMS VARIED BY AGREEMENT. Nothing contained herein is intended to prohibit Members from agreeing upon other term and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company.

         Each Member acknowledges and agrees that (i) a default by any Member in making a required Capital Contribution will result in the Company and the non-defaulting Members incurring certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain and (ii) the remedies described in this SECTION 3.8 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Members by reason of the failure of a defaulting Member to make any required Capital  Contribution and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

         The election of the non-defaulting Members to pursue any remedy provided in this SECTION 3.8 shall not be a waiver or limitation of the right to pursue an additional or different remedy available hereunder or at law or equity with respect to any such default.

ARTICLE IV        MEMBERS

         4.1      LIMITED LIABILITY. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

         4.2      ADMISSION OF ADDITIONAL MEMBERS. The Management Committee, with the approval of a Majority Interest, may admit to the Company additional Members. Any additional Members shall obtain Membership Interests and will participate in the management, Net Profits, Net Losses, and distributions of the Company on such terms as are determined by the Management Committee and approved by a Majority Interest. Notwithstanding the foregoing, Assignees may only be admitted as substitute Members in accordance with ARTICLE VII.

         4.3      NO WITHDRAWALS OR RESIGNATIONS. No Member may withdraw or resign from the Company. If a Member wrongfully withdraws or resigns as a Member, that Member shall have no right to receive any distribution or any payment for the fair value of its Membership Interest other than such distributions or payments as are made to all Members pursuant to this Agreement.

         4.4      TERMINATION OF MEMBERSHIP INTEREST. Upon the transfer of a Member's Membership Interest in violation of ARTICLE VII, the Membership Interest of such Member shall be terminated and thereafter that Member shall be an Assignee only unless such Membership Interest shall be purchased by the Company and/or remaining Members pursuant to the terms of SECTION 7.8. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

         4.5      TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior approval of the Management Committee, a Member may lend money to and transact other business with the Company. A Member also may enter into franchise agreements (and any modifications or renewals thereof) with the Company. Subject to other applicable law, any Member entering into such transaction(s) with the Company has the same rights and obligations with respect thereto as a Person who is not a Member.

         4.6      VOTING RIGHTS. Except as expressly provided in this Agreement or the Certificate, Members shall have no voting, approval or consent rights. Except where this Agreement specifically requires a greater percentage affirmative vote, in all matters in which a vote, approval or consent of the Members is required, a vote, consent or approval of a Majority Interest (or, in instances in which there are defaulting Members, non-defaulting Members who hold a majority of the Percentage Interests held by all non-defaulting Members) shall be sufficient to authorize or approve such act. All votes, approvals or consents of the Members may be given or withheld, conditioned or delayed as the Members may determine in their sole and absolute discretion.

         4.7      MEETINGS OF MEMBERS. Meetings of Members may be held at such date, time and place as the Member calling the meeting may reasonably fix from time to time. No annual or regular meetings of Members are required. Meetings of the Members may be called by any Member holding more than ten percent (10%) of the Percentage Interests for the purpose of addressing any matters on which the Members may vote. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than seven (7) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.

                  The actions taken at any meeting of Members, however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                  Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Management Committee or the secretary, if any, of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Management Committee or secretary, if any, of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

                  Unless the consents of all Members entitled to vote have been solicited in writing, (i) notice of any Member approval of an amendment to the Certificate or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous  written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

ARTICLE V        .MANAGEMENT AND CONTROL OF THE COMPANY

         5.1      MANAGEMENT OF THE COMPANY BY MANAGEMENT COMMITTEE. The business, property and affairs of the Company shall be managed exclusively by a Management Committee consisting of five (5) individuals appointed by the Members in accordance with SECTION 5.2A. Individuals named to the Management Committee shall sometimes be referred to herein individually as a "Committee Member" or collectively as "Committee Members". Except for situations in which the approval of the Members is required by this Agreement, the Management Committee shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs.

         5.2      APPOINTMENT OF MANAGEMENT COMMITTEE

                  A.       NUMBER, APPOINTMENT AND QUALIFICATIONS. The Company shall initially have five (5) Committee Members. For so long as the following are Members, Outback shall name two (2) Committee Members, FPSH LP shall name one (1) Committee Member, AWA INC shall name one (1) Committee Member, and the fifth Committee Member (the "Wise Man") shall be named by unanimous consent of the other four (4) Committee Members. Subject to SECTION 3.8E, if any of the foregoing cease to be a Member, the right the Member has to appoint Committee Members shall be transferred to the successor of such Member if such successor is admitted as a substitute Member. The Wise Man must be (i) independent and not employed by or have any ownership interest in or licensing or a franchise relationship with either Member (or its Affiliates), and (ii) possess not less than ten (10) years of full-time executive level management experience in one or more casual, fine dining restaurants having at least ten (10) stores under his or her control or such other qualifications as Outback and Fleming's may agree.

                           (i)    TERM OF SERVICE. Each Committee Member (other than the Wise Man) will serve until his or her death or withdrawal from the Management Committee, or until his or her removal from the Management Committee by the Member who appointed him or her. The Wise Man shall serve a one (1) year term and shall be elected annually by written consent of all of the Committee Members other than the Wise Man.

                           (ii)     Management Committee:

                  "FPSH LP APPOINTEE"                "AWA INC APPOINTEE"                "OUTBACK APPOINTEES"

                   Paul M. Fleming          A. William Allen III                                  Chris Sullivan
                                                                                                        Michael O'Donnell

The Wise Man shall be appointed within ninety (90) days of execution of this Agreement.

                           (iii)  RESIGNATION. A Committee Member may resign at any time by giving written notice to the Members. The resignation of a Committee Member shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

                           (iv)   REMOVAL. The Wise Man may be removed at any time, with or without cause, by written consent of three (3) of the four (4) Committee Members other than the Wise Man. Outback Appointees to the Management Committee may be removed only by Outback, with or without cause. FPSH LP's Appointee to the Management Committee may be removed only by FPSH LP, with or without cause. AWA INC's Appointee to the Management Committee may be removed only by AWA INC, with or without cause.

  (v)    VACANCIES. Vacancies on the Management Committee shall be filled by the Member who originally appointed the vacating Committee Member, or, in the case of the Wise Man, by vote or written consent of all other Committee Members.

         5.3      POWERS OF MANAGEMENT COMMITTEE.

                  A.       POWERS OF MANAGEMENT COMMITTEE. Without limiting the generality of SECTION 5.1, but subject to SECTION 5.3D and to the limitations set forth elsewhere in this Agreement, the Management Committee shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers of a natural person, including, without limitation, the power to:

                           (i)    Authorize the execution and delivery of any agreement;

                           (ii)   Acquire, purchase, lease, renovate, improve, alter, rebuild, demolish, replace, and own real property and any other property or assets that the Management Committee determines is necessary or appropriate or in the interest of the business of the Company, and to acquire options for the purchase of any such property;

                           (iii)  Sell, exchange, lease, or otherwise dispose of the real property and other property and assets owned by the Company, or any part thereof, or any interest therein;

                           (iv)   Sue on, defend, or compromise any and all claims or liabilities in favor of or against the Company; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Company in connection with any litigation in which the Company is involved (other than relating to the Management Committee); and

                           (v)    Retain legal counsel, auditors, and other professionals in connection with the Company business and to pay therefor such remuneration as the Management Committee may determine.

                  B.       ANNUAL BUSINESS PLAN. At least sixty (60) days prior to the commencement of each Fiscal Year, the President shall submit to the Management Committee for its approval, the Annual Business Plan for the Company. The President and Management Committee shall at all times use their best efforts to operate the Company in conformity with the Annual Business Plan.

                  C        MAXIMIZATION OF VALUE. The Management Committee shall from time to time evaluate in good faith and present to the Members all options available to the Company to maximize the value of each Member's Percentage Interest in the Company, such as, but not limited to, an initial public offering, strategic sale, or merger into OSI.

                  D        LIMITATIONS ON POWER OF MANAGEMENT COMMITTEE.

                           (i)    LIMITATIONS ON ACTS OF MANAGEMENT COMMITTEE. Except as otherwise required in this Agreement, the Management Committee shall act by majority vote. The Management Committee shall not have authority hereunder to cause the Company to engage in the following without first obtaining the affirmative vote or written consent of a Majority Interest (or such greater Percentage Interest as is set forth below) of the Members:

                                  (a)     The operation of any Restaurant other than in conformity with the operating procedures established pursuant to, or in accordance with, the System;

         (b)     The sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in multiple transactions over a six (6) month period, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution;

                                  (c)     The borrowing of money from any party in excess of $25,000, the issuance of evidences of indebtedness in connection therewith, the refinancing, increase in the amount of, modification, amendment, or changing of the terms, or extension of the time for the payment of any indebtedness or obligation of the Company, and securing such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Company assets;

                                  (d)    The merger of the Company with a corporation, another limited liability company or limited partnership which is not an Affiliate of the Company or of any of the Members; provided in no event shall a Member be required to become a general partner in a merger with a limited partnership without its express written consent;

                                  (e)    The merger of the Company with any general partnership, or with a corporation, limited liability company or limited partnership which is an Affiliate of the Company or any of the Members, shall require the affirmative vote or written consent of Members owning a ninety percent (90%) Percentage Interest;

                                  (f)    The admission of any person as a Member, or the establishment of different classes of Members;

                                  (g)    An alteration of the primary purpose or business of the Company as set forth in SECTION 2.6;

                                  (h)    The lending of money by the Company to any Committee Member, Member, or officer;

                                  (i)    Any act which would make it impossible to carry on the ordinary business of the Company;

                                  (j)    The declaration of Bankruptcy on behalf of the Company;

                                  (k)    The payment of any amount in violation of this Agreement; and

                                 (l)    Any other transaction described in this Agreement as requiring the vote, consent, or approval of the Members.

                  (ii)     LIMITATION ON EXECUTION OF DOCUMENTS. No Committee Member may execute any document on behalf of the Company without the prior authorization of the Management Committee as provided in this SECTION 5.3. Michael P. O'Donnell and A. William Allen III shall be the initial Committee Members authorized to execute documents on behalf of the Company.

         5.4      LIABILITY OF MANAGEMENT COMMITTEE. The Committee Members shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, breach of fiduciary duty, a knowing violation of law by a Committee Member or a breach of the Committee Member's obligations under this Agreement, in which event such Committee Member shall be so liable.

         5.5      DEVOTION OF TIME. The Committee Members are not obligated to devote all of their time or business efforts to the affairs of the Company. The Committee Members shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company.

         5.6      TRANSACTIONS BETWEEN THE COMPANY AND COMMITTEE MEMBER. Notwithstanding that it may constitute a conflict of interest, a Committee Member may engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with the Company so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length, and provided that a majority of the Committee Members having no interest in such transaction affirmatively vote or consent in writing to approve the transaction.

         5.7      OFFICERS. The Management Committee may appoint officers at any time. The officers of the Company shall include a President and such other officers as the Management Committee deems necessary and appropriate. The officers shall serve at the pleasure of the management Committee, subject to (a) all rights, if any, of an officer under an employment contract, and (b) the right of a Majority Interest to remove any officer. The Management Committee may determine a reasonable compensation to be paid to each officer so appointed. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Management Committee.

         5.8      PRESIDENT. All decisions as to the day to day operations of the Company shall be made by the President. The President shall execute an Employment Agreement acceptable to the President and the Management Committee. The initial President shall be A. William Allen III. The President shall not, without the approval of the Management Committee (or the Members if such power is retained by the Members pursuant to this Agreement):

                  (i)      Confess a judgment against the Company;

                  (ii)     Admit any person as a Member;

                  (iii)    Declare Bankruptcy on behalf of the Company;

                  (iv)     Enter into any lease of real or personal property;

                  (v)      Enter into any loan transaction or incur any indebtedness of the Company in excess of $25,000;

                  (vi)     Execute any  franchise agreement;

                  (vii)    Purchase any real property; or

                  (viii)   Undertake any such other matter(s) as may be agreed upon by the Management Committee.

ARTICLE VI        ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS

6.1      ALLOCATIONS OF NET PROFIT AND NET LOSS

                  A.       NET LOSS. Net Loss shall be allocated first to Outback in an amount equal to Outback's positive Capital Account balance, and then to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's  share of Company Minimum Gain. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this SECTION 6.1A). Any loss reallocated under this SECTION 6.1A shall be taken into account in computing subsequent allocations of income and losses pursuant  to this ARTICLE VI, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this ARTICLE VI, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this ARTICLE VI if no reallocation of losses had occurred under this SECTION 6.1A.

                  B.       NET PROFIT.  Net Profit  shall be allocated to the Members in  proportion  to their  Percentage Interests.

         6.2      SPECIAL ALLOCATIONS.  Notwithstanding SECTION 6.1:

                  A.       MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this SECTION 6.2A shall be made in proportion to the amounts required to be allocated to each Member under this SECTION 6.2A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This SECTION 6.2A is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  B.       CHARGEBACK OF MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each Member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this SECTION 6.2B shall be made in proportion to the amounts required to be allocated to each Member under this SECTION 6.2B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This SECTION 6.2B is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  C.       NONRECOURSE DEDUCTIONS. Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

                  D.       MEMBER NONRECOURSE DEDUCTIONS. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

                  E.       QUALIFIED INCOME OFFSET. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this SECTION 6.2E shall be taken into account in computing subsequent allocations of income and gain pursuant to this ARTICLE VI so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this ARTICLE VI to the extent  possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this ARTICLE VI if such unexpected adjustments, allocations, or distributions had not occurred.

         6.3      CODE SECTION 704(C) ALLOCATIONS. Notwithstanding any other provision in this ARTICLE VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the  capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal  income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this SECTION 6.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this
Agreement.

         6.4      ALLOCATION OF NET PROFITS AND LOSSES AND DISTRIBUTIONS IN RESPECT OF A TRANSFERRED INTEREST. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon its respective Economic Interest at the close of such day.

                  However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date  hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

                  Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

         6.5      DISTRIBUTIONS OF DISTRIBUTABLE CASH BY THE COMPANY.

                  A.       Subject to applicable law and any limitations contained in this Agreement, unless the Company has ceased development of new Restaurants, as defined in SECTION 8.1, all Distributable Cash of the Company shall be retained by the Company and used for development of new Restaurants, except that the Company shall, if Distributable Cash is available, distribute to each Member cash in an amount equal to thirty-

five percent (35%) of the Net Profits, if any, allocated to such Member. Upon the request of FPSH LP or AWA INC the Company shall distribute up to an additional ten percent (10%) of the Net Profits, if any, allocated to such Member; provided however the amount of any such excess distribution shall be a loan to the Member(s) receiving such excess distribution. All such loans shall bear interest at the rate of eight percent (8%) per annum, shall be secured by a first priority security interest in the debtor Member's Membership Interest, and shall be repaid in full (with all accrued interest) on the earlier of: (i) five (5) years from the date of the loan, or (ii) any transfer by the debtor Member of any portion of the  debtor Member's Membership Interest. FPSH LP and AWA INC shall have no right to receive excess distribution loans once the Company has opened its twentieth (20th) restaurant. The Management Committee shall make the distributions specified in this section, not less than once each calendar quarter based on estimated year to date Net Profits. Distributions for the last calendar quarter of the Fiscal Year shall be adjusted to reflect any under or over estimating of year to date Net Profits during prior calendar quarters.

                  B.       In the event the Company has ceased development of new Restaurants as defined in SECTION 8.1, distributions shall be made in accordance with SECTION 8.2D.

                  C.       Subject to SECTION 8.2 AND ARTICLE X, all other distributions to Members shall be made in accordance with their Percentage Interests.

                  D        All distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to SECTION 6.8,  neither the Company nor any Management Committee shall incur any liability for making distributions in accordance with this SECTION 6.5.

         6.6      FORM OF DISTRIBUTION. Except as provided in SECTION 8.2 and SECTION 10.4, a Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than cash. Except as provided in SECTION 10.4, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.

         6.7      RESTRICTION ON DISTRIBUTIONS. No distribution shall be made if, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to  specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

         6.8      RETURN OF DISTRIBUTIONS. A Member who receives a distribution in violation of SECTION 6.7, and who knew at the time of the distribution that the distribution violated SECTION 6.7, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of SECTION 6.7, and who did not know at the time of the distribution that the distribution violated SECTION 6.7, shall not be liable for the amount of the distribution. A Member who receives a distribution shall have no liability for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of said three (3)-year period and an adjudication of liability against such Member is made in the said action.

         6.9      OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this ARTICLE VI  and hereby agree to be bound by the provisions of this ARTICLE VI in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VII.      TRANSFER AND ASSIGNMENT OF INTERESTS

         7.1      TRANSFER AND ASSIGNMENT OF INTERESTS.

                  A        GENERAL RESTRICTION. Except as otherwise provided in this ARTICLE VII, until such time as any Member exercises its purchase or put option pursuant to SECTION 7.11 hereof, a Member shall not be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest (collectively, "transfer") except with the prior written consent of all Members, which consent may be given or withheld,conditioned or delayed, as the Members may determine in their sole and absolute discretion. Without limiting the generality of the foregoing, the sale or exchange of at least fifty percent (50%) of the voting stock of a Member, if a Member is a corporation, or the transfer of an interest or interests of at least fifty percent (50%) in the capital or profits of a Member (whether accomplished by the sale or exchange of interests or by the admission of new partners or members), if a Member is a partnership or limited liability company, or the cumulative transfer of such interests in a Member which effectively equal theforegoing (including transfer of interests followed by the incorporation of a
Member and subsequent stock transfers, or transfers of stock followed by the liquidation of a Member and subsequent transfers of interests) will be deemed to constitute an assignment of a Membership Interest subject to this ARTICLE VII; provided that transfers among the Fleming's Principals shall be exempt from these requirements. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

                  B        IMPROPER TRANSFERS. Transfers in violation of this ARTICLE VII shall only be effective to the extent set forth in SECTION 7.8.

                  C        TERMINATION OF RESTRICTIONS. Upon exercise of a purchase or put option by any Member pursuant to SECTION 7.11 hereof, all restrictions on transfers of Membership Interests, pursuant to SECTION 7.1A AND 7.2 hereof shall be of no further force or effect.

         7.2      FURTHER RESTRICTIONS ON THE FLEMING'S PRINCIPALS. Fleming's and the Fleming's Principals acknowledge and agree that Outback has entered into this Agreement in reliance on the personal skill and character of the Fleming's Principals.

                  A.       AWA INC, A. William Allen III and Rick Scott hereby represent and warrant to Outback that A. William Allen III (together with his wife or through a trust controlled by them) and Rick Scott are the sole shareholders and sole directors of AWA INC. The ownership of all  of the capital stock of AWA INC by A. William Allen III and Rick Scott is a material inducement to Outback entering into this Agreement. Except as provided in SECTION 7.4, A. William Allen III and Rick Scott hereby covenant and agree that they shall not, in any manner, transfer,  lienate or encumber any of the capital stock, or other voting or ownership interest, in AWA INC without the prior written consent of Outback, which consent may be granted or denied in Outback's sole discretion. Further, AWA INC, A. William Allen III and Rick Scott hereby covenant and agree that they shall not in any manner allow any action to be taken that would result in A. William Allen III, individually, having insufficient voting power to control all matters submitted to a vote of AWA INC's shareholders.

                  B.       FPSH LP, PKCR, LLC ("PKCR") and Paul M. Fleming hereby represent and warrant to Outback that trusts established for the benefit of Paul M. Fleming, his spouse and children are the sole members of PKCR and PKCR is the sole general partner of FPSH LP. The ownership of all of the general partnership interests of FPSH LP by PKCR and ownership of all of the membership interests in PKCR by trusts established for the benefit of Paul M. Fleming, his spouse and children are material inducements to Outback entering into this Agreement. Except as provided in SECTION 7.4, Paul M. Fleming hereby covenants and agrees that he shall not, in any manner, transfer, alienate or encumber any of the membership interests, or other voting or ownership interest, in PKCR without the prior written consent of Outback, which consent may be granted or denied in Outback's sole discretion and PKCR hereby covenants and agrees that it shall not, in any manner, transfer, alienate or encumber any of its partnership or other ownership or voting interest in FPSH LP without the prior written consent of Outback which consent may be granted or denied at Outback's sole discretion FPSH LP, PKCR and Paul M. Fleming covenant and agree that at all times Paul M. Fleming, individually, or in his capacity as trustee, shall have sole power to determine all matters submitted to a vote of FPSH LP's partners and PKCR's members.

         7.3      FURTHER RESTRICTIONS ON TRANSFER OF INTERESTS. In addition to ther restrictions found in this Agreement, no Member shall transfer all or any part of its Membership Interest:

                  A.       Without compliance with all federal and state securities law, and

                  B.       If the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve (12) consecutive months prior thereto, would cause the tax termination of the Company under Code Section 708(b)(1)(B).

         7.4      PERMITTED TRANSFERS.

                  A.       A Membership Interest may be transferred to any other

Member, subject to compliance with SECTION 7.2 AND 7.3, and without the prior written consent of the other Members as required by SECTION 7.1.

                  B.       Subject to the restrictions of SECTION 7.3: Paul M. Fleming and PKCR may make bona fide gifts of interests in PKCR or FPSH LP to Paul M. Fleming's family members, or to one or more trusts for the benefit of his family members, for estate planning purposes  provided that Paul M. Fleming retains at least a fifty-one percent (51%) ownership and voting interest in PKCR and PKCR remains the sole general partner of FPSH LP; and A. William Allen III and Rick Scott may make bona fide gifts of interests in AWA INC to their family members, or to one or more trusts for the benefit of family members, for estate planning purposes provided that they collectively retain at least a fifty-one percent (51%) ownership and voting interest in AWA INC.

         7.5      EFFECTIVE DATE OF PERMITTED TRANSFERS. Any permitted transfer of all or any portion of a Membership Interest or an Economic Interest shall be effective as of the date provided in SECTION 6.4 following the date upon which the requirements of SECTIONS 7.1, 7.2 and 7.3 have been met. The Management Committee shall provide the Members with written notice of such transfer as promptly as possible after the requirements of SECTIONS 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

         7.6      SUBSTITUTION OF MEMBERS. An Assignee shall have the right to become a substitute Member only if (i) the requirements of SECTIONS 7.1, 7.2 AND 7.3 hereof are met, (ii) the Assignee executes an instrument satisfactory to the Management Committee accepting and adopting the terms and provisions of this Agreement, and (iii) the Assignee pays any reasonable expenses in connection with its admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

         7.7      RIGHTS OF LEGAL REPRESENTATIVES. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Certificate or this Agreement to give an Assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

         7.8      NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT. Upon any transfer of a Membership Interest in violation of this ARTICLE VII, the remaining Members shall have the right to Purchase the transferred Membership Interest as provided in SECTION 3.8F of this Agreement. In the event such Membership Interest is not purchased by the remaining Members, such transferee shall only be entitled to become an Assignee and thereafter shall only receive the share of the Company's Net Profits, Net Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. The transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Notwithstanding the immediately  preceding sentences, if, in the determination of the Management Committee, a transfer in violation of this ARTICLE VII would cause the tax termination of the Company under Code Section 708(b)(1)(B), the transfer shall be null and void and the purported transferee shall not become either a Member or an Assignee.

                  Upon and contemporaneously with any transfer (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of one hundred dollars ($100), all remaining rights and interests retained by the Member that immediately before the transfer were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member.

                  Each Member acknowledges and agrees that the right of the Company to purchase such rights and interests from a Member who transfers a Membership Interest in violation of this ARTICLE VII is not unreasonable under the circumstances existing as of the date hereof.

         7.9      RIGHTS OF FIRST REFUSAL.

                  A.       MUTUAL RIGHTS. Until any Member exercises its purchase or put option pursuant to SECTION 7.11 hereof, except for transfers pursuant to SECTIONS 3.8F, 4.4, 7.4B OR 7.11, but subject to SECTIONS 7.1, 7.2 AND 7.3, if a Member (or any shareholder of AWA INC or any partner of FPSH LP or member of PKCR) (each a "Transferor") desires to transfer all or any part of his, hers, or its Membership Interest (or, in the case of a shareholder of AWA INC any capital stock or other voting or ownership interest in AWA INC, in thecase of a partner of FPSH LP any partnership interests in FPSH LP, or in the case of a member of PKCR any membership interest in PKCR) to any person or entity, the Transferor shall, prior to any such Transfer, give the Management Committee written notice of such desire ("Notice of Transfer"), which notice shall specify the Membership Interest to be transferred (for purposes of SECTION 7.9A AND 7.9B, "Membership Interest" shall also mean, in the case of a shareholder of AWA INC, any capital stock or other voting or ownership interest in AWA INC, in the case of a partner of FPSH LP any partnership interest in FPSH LP, or in the case of a member of PKCR any membership interest in PKCR), the identity of the proposed transferee, the purchase price for the Membership Interest and the terms for payment of said price, including the treatment  of Company liabilities and the Transferor's liability therefore ("Purchase Price"). Any purported Notice of Transfer that does not comply with the requirements of this SECTION 7.9A shall be null and void and of no effect hereunder. The Management

Committee shall immediately notify the Members of such Notice of Transfer. Upon receipt of a proper Notice of Transfer, the other Members shall thereupon have the right to acquire the Transferor's entire Membership Interest or such portion of the Transferor's Membership Interest as is specified in the Notice of Transfer, on terms identical to the Purchase Price or proportionately identical if the Members elect to purchase the entire Membership Interest of the Transferor. In the event the Purchase Price contains terms that the other Members cannot reasonably duplicate, the Members shall have the right to substitute the reasonable cash equivalent thereof. The other Members shall have the right to purchase the Transferor's Membership Interest, or portion thereof, in proportion to the other Member's Percentage Interests or in such other proportions as the other Members agree.

                  B.       OUTBACK'S RIGHTS. Upon exercise by any Member of a purchase or put option pursuant to SECTION 7.11, the rights granted to the Members other than Outback under SECTION 7.9A shall terminate and be of nofurther force or effect and subsequent thereto, except  for transfers pursuant to SECTIONS 3.8F, 4.4 OR 7.4B, but subject to SECTIONS 7.1, 7.2, 7.3 AND 7.11, if, at any time a Member other than Outback (or any shareholder of AWA INC or any partner of FPSH LP or member of PKCR) (each a "Transferor"), desires to transfer all or any part of his, hers, or its Membership Interest (or, in the case of a shareholder of AWA INC any capital stock or other voting or ownership interest in AWA INC, in the case of a partner of FPSH LP any partnership interests in FPSH LP, or in the case of a member of PKCR any membership interest in PKCR) to any person or entity, the Transferor shall, prior to any such Transfer, give Outback Notice of Transfer, which notice shall specify the Membership Interest to be transferred, the identity of the proposed transfer, and the Purchase Price. Any purported Notice of Transfer that does not comply with the requirements of this SECTION 7.9B shall be null and void and of no effect hereunder. Upon receipt of a proper Notice of Transfer, Outback shall thereupon have the right to acquire the Transferor's entire Membership Interest or such portion of the Transferor's Membership Interest as is specified in the Notice of Transfer, on terms identical to the Purchase Price or proportionately identical if Outback elects to purchase the entire Membership Interest of the Transferor. In the event the Purchase Price contains terms that Outback cannot reasonably duplicate, Outback shall have the right to substitute the reasonable cash equivalent thereof.

                  C.       EXERCISE OF RIGHTS.

                           (i)    The purchasing Member(s) shall exercise the right of first refusal contained herein by mailing written notice thereof ("Notice of Election") to the Transferor within forty (40) days of mailing of the Notice of Transfer. In the event no purchasing Member(s) mail a Notice of Election to the Transferor within said 40-day period, the purchase option contained herein shall lapse (except as otherwise provided in SECTION 7.10). In the event a Member timely exercises the purchase option contained herein, such Member shall mail written notice to the Transferor of whether the Member has elected to purchase the entire Membership Interest of the Transferor or such ortion as was specified in the Notice of Transfer, if less; such notice to be mailed within ten (10) days of the mailing of the Notice of Election.

                           (ii)   The closing for any purchase hereunder shall be consummated and closed in the Company's principal office on a date and at a time designated by the purchasing Member in a notice to the Transferor, provided such consummation and closing date shall occur within ninety-five (95) days from the date of mailing of the Notice of Election. At such closing, the Transferor shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the transfer of the Transferor's Membership Interest in accordance with the terms of the Notice of Transfer and the purchasing Member shall deliver the Purchase Price.

         7.10     TRANSFER PERMITTED AFTER FAILURE TO ELECT. Subject to SECTION 7.1, 7.2 AND 7.3, in the event a Member does not elect pursuant to SECTION 7.9 o exercise the purchase option specified therein, or in the event the closing for any purchase pursuant to SECTION 7.9 does not occur within the time limits specified therein, then the Transferor shall be free to transfer the exact portion of his, her, or its Membership Interest as was specified in the Notice of Transfer to the person or entity identified in the Notice of Transfer in exchange for the exact Purchase Price as was specified in the Notice of Transfer; PROVIDED, HOWEVER, that the closing and consummation of such transfer shall occur within one hundred thirty (130) days after the date of mailing of the Notice of Transfer and provided further that such transfer must comply with all other requirements of this ARTICLE VII. In the event such transfer is not so closed and consummated within such period, the purchase option granted in SECTION 7.9 shall again be exercisable and the Transferor shall make no Transfer of any portion of his Membership Interest, or any right, title or interest therein, until such Transferor has again complied with all terms and provisions of this ARTICLE VII. In the event a Member does not elect pursuant to SECTION 7.9 to exercise the purchase option contained therein and the Transferor makes a permitted Transfer in compliance with the terms and provisions of this ARTICLE II, then the person or entity to whom such Membership Interest is transferred shall nevertheless acquire such Membership Interest subject to the restriction imposed on such Membership Interest under this ARTICLE VII as to further transfers of such Membership Interest, and provided further that any such transferee shall agree in writing to be bound by all terms and provisions of this Agreement.

         7.11     PURCHASE AND SALE OPTIONS.

                  A.       OPTIONS.

                           (i)    PURCHASE OPTIONS. At any time during the one (1) year period commencing upon the opening of the Company's twentieth (20th) Restaurant, Outback shall have the right to purchase:

                                  (a)     from FPSH LP, and FPSH LP shall have the obligation to sell to Outback, a Percentage Interest in the Company equal to thirty percent (30%) of all Percentage Interests in the Company; and

                                  (b)     from AWA INC and AWA INC shall have the obligation to sell to Outback, a Percentage Interest in the Company equal to ten percent (10%) of all Percentage Interests in the Company.

                           (ii)   PUT OPTION. At any time during the one (1) year period commencing upon the opening of the Company's twentieth (20th) Restaurant:

                                  (a)     FPSH LP shall have the right to sell to Outback and Outback shall have the obligation to buy, a Percentage Interest in the Company equal to thirty (30%) of all Percentage Interests in the Company; and

                                  (b)     AWA INC shall have the right to sell to Outback and Outback shall have the obligation to buy, a Percentage Interest in the Company equal to ten percent (10%) of all Percentage Interests in the Company.

                           (iii)  The purchase price to be paid by Outback for the Percentage Interests purchased shall be made in two installments (an initial payment and a final payment) and calculated as follows:

                                  (a)     the initial payment shall be equal to the Company's annualized after tax net income with respect to all Restaurants open for eighteen (18) months or more on the date of exercise of the option, for the twelve (12) months immediately preceding exercise of the purchase or put option, calculated in accordance with generally accepted accounting principals ("GAAP") (assuming a tax rate equal to OSI's tax rate) multiplied by the Percentage Interest purchased by Outback and multiplied by seventy five percent (75%) of OSI's pro forma price/earnings multiple for the twelve (12) months immediately following the exercise of the purchase or put option; provided, however, the initial payment shall not be less than five (5) times the Company's annualized earnings before interest, taxes, depreciation and amortization with respect to all Restaurants open for eighteen (18) months or more, for the twelve (12) months immediately preceding the exercise of the purchase or put option, calculated in accordance with GAAP, multiplied by the Percentage Interest purchased; and

                                  (b)     the final payment shall be equal to the Company's annualized after tax net income, with respect to any of the Company's Restaurants opened for business prior to the date of exercise of the Option, but open for less than eighteen (18) months on the date of  exercise of the option, for the twelve (12) months immediately preceding the Valuation Date (as defined below), calculated in accordance with GAAP (assuming a tax rate equal to OSI's tax rate) multiplied by the Percentage Interest purchased by Outback and multiplied by seventy five percent (75%) of OSI's pro forma price/earnings multiple for the twelve (12) months immediately following the Valuation Date; provided, however, the final payment shall not be less than five (5) times the Company's annualized earnings before interest, taxes, depreciation and amortization with respect to any of the Company's Restaurant opened for business prior to the date of exercise of the option, but open for less than eighteen (18) months on the date of exercise of the option, for the twelve (12) months immediately preceding the Valuation Date, calculated in accordance with GAAP, multiplied by the Percentage Interest purchased. For the purposes hereof, the "Valuation Date" shall be the date on which the Company's last Restaurant, that was open on the date of exercise of the option, has been open for eighteen (18) months.

                  In determining OSI's pro forma price/earnings multiple for the following twelve months, (i) OSI's price shall be equal to the weighted average (based on volume) of OSI's common stock closing price on the NASDAQ National Market System for the thirty (30) trading days immediately preceding exercise of the purchase or put option or the Valuation Date, as applicable, and (ii) OSI's earnings for the twelve months following exercise of the purchase or put option or the Valuation Date, as applicable, shall be equal to the consensus earnings per share estimate for such period as reported by First Call. No purchase price shall be paid for any Restaurant opened for business after the date of exercise of the option.

                  B.       EXERCISE OF OPTION.

                           (i)    EXERCISE NOTICE. Outback's purchase options, as described in SECTION 7.11(A)(I)(A) AND (B) may be exercised independently. FPSH LP's and AWA INC's put options as described in SECTION 7.11(A)(II)(A) AND (B) may be exercised independently. Upon the exercise of a purchase option or put option, the exercising Member shall give the other Members written notice thereof. The written notice (the "Exercise Notice") shall state the purchase price, a detailed explanation of the valuation methodology and supporting information utilized in arriving at said purchase price. The other Member shall have a period of thirty (30) days in which to agree to the purchase price or assert any challenges to the calculation of the purchase price. If the Members cannot agree on the purchase price calculation forty-five (45) days from receipt of the Exercise Notice, the calculation shall be determined by the Company's independent certified public accountants.

                           (ii)   CLOSING OF OPTION EXERCISE. The closing for the purchase by Outback pursuant to this SECTION 7.11 shall be held at 10:00 a.m. at the principal office of Company no later than thirty (30) days after the determination of the initial payment, except that if the closing date falls on a Saturday, Sunday, or legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the selling Member(s) shall deliver to Outback an instrument of transfer (containing warranties of title and no encumbrances) conveying the Percentage Interest(s) sold. The selling Member(s) and Outback shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

                          (iii)  PAYMENT OF PURCHASE PRICE. Outback shall pay the initial payment in cash at closing and the final payment in cash within thirty (30) days of the determination of the final payment.

ARTICLE VIII.     CESSATION OF DEVELOPMENT

         8.1      CESSATION OF DEVELOPMENT. For purposes of this Agreement the Company shall be deemed to have ceased development if the Company has not, in any period of eighteen (18) consecutive months, opened a new Restaurant or executed a lease or purchase contract for a new Restaurant.

         8.2      CONSEQUENCES OF CESSATION. If the Company ceases development, the Company shall continue in existence and:

                  A.       All rights to further development of the Fleming's Prime Steakhouse concept, including the System, shall be distributed and assigned to Fleming's,

                 B.        All existing Company Restaurants and all restaurants utilizing the System owned and operated by OSI or any of its Affiliates, shall receive a perpetual, royalty free license to use the Fleming's Prime Steakhouse concept and System,

                  C.       The Company shall remain entitled to continue to collect royalties for the use of the System from any franchisee of the Company utilizing the System on the date of cessation, and

                  D.       All Distributable Cash shall be distributed to the Members in accordance with their Percentage Interests no less frequently than quarterly.

ARTICLE IX.       ACCOUNTING, RECORDS, REPORTING BY MEMBERS

         9.1      BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company  shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

                  A.       A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

                  B.       A current list of the full name and business or residence address of each Committee Member;

                  C.       A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

                  D.       Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                  E.       A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                  F.       Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

                  G.       The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

         9.2      DELIVERY TO MEMBERS AND INSPECTION.

                  A.       Upon the request of any Member or Assignee, President hall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under SECTION 9.1.

                  B.       Each Member, Committee Member and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Committee Member or Assignee, to:

                           (i)    inspect and copy during normal business hours any of the Company records described in SECTION 9.1;

                           (ii)   obtain from the Management Committee, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year; and

                           (iii)  receive a monthly income statement of the Company and a balance sheet of the Company as of the end of that period. The statement and balance sheet shall be delivered or mailed to the Members within twenty (20) days after the end of each such period.

                  C.       Any request, inspection or copying by a Member or Assignee under this SECTION 9.2 may be made by that Person or that Person's agent or attorney.

         9.3      ANNUAL STATEMENTS.

                  A.       The Management Committee shall cause an annual report to be sent to each of the Members not later than ninety (90) days after the close of the Fiscal Year. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Management Committee that the financial statements were prepared without audit from the books and records of the Company.

                  B.       The Management Committee shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members' and Assignees' federal and state income tax returns. The Management Committee shall send or cause to be sent to each Member or Assignee within sixty (60) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and a copy of the Company's federal, state, and local income tax or information returns for that year.

         9.4      FINANCIAL AND OTHER INFORMATION. The Management Committee shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may request.

         9.5      FILINGS. The Management Committee, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Management Committee, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Committee Member is required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Committee Member or Member may prepare, execute and file that document.

         9.6      BANK ACCOUNTS. The Management Committee shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

         9.7      ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as o accounting matters, except as otherwise specifically set forth herein, shall be made by the Management Committee. The Management Committee may rely upon the advice of its accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

         9.8      TAX MATTERS FOR THE COMPANY HANDLED BY MANAGEMENT COMMITTEE AND TAX MATTERS PARTNER. The Management Committee shall from time to time cause the Company to make such tax elections it deems to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company but shall not have the right to agree to extend any statute of limitations without the approval of a Majority Interest. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member, as the case may be, a Majority Interest may designate another Member to be Tax Matters Partner.

ARTICLE X.        DISSOLUTION AND WINDING UP

         10.1     DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  A.       The agreement of three (3) of the four (4) Committee Members other than the Wise Man to terminate the Company;

                  B.       The entry of a decree of judicial dissolution;

                  C.       The vote of non-defaulting Members holding a majority of the Percentage Interests held by all non-defaulting Members pursuant to SECTION 3.8C;

                  D.       The sale of all or substantially all of the assets of Company.

         Except for the foregoing, the Company shall not dissolve on the occurrence of any other event.

         10.2     WINDING UP. Upon the occurrence of any event specified in SECTION 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall, subject to SECTION 10.4, either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in SECTION 10.4. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Management Committee or Members winding up the affairs of the Company shall not be entitled to compensation for such services.

         10.3     DISTRIBUTIONS IN KIND. Except for a distribution of the System to Fleming's pursuant to SECTION 8.2 OR 10.4 any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to ARTICLE VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Management Committee or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Management Committee or liquidating trustee and approved by the Members.

         10.4     ORDER OF PAYMENT UPON DISSOLUTION. After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed as follows:

                  A.       Upon dissolution of the Company (other than in connection with a sale of all or substantially all of the Company's assets to a third party and other than in connection with a termination resulting from one Member's purchase of all or part of the other Member's membership Interest) the System shall be distributed to Fleming's, as valued at its deemed contribution value, and all other assets of the Company shall be liquidated. All other proceeds from liquidation of the Company assets shall be distributed (i) to Outback until Outback shall have received an amount equal to Outback's Capital Contributions, and (ii) thereafter to the Members in accordance with their positive Capital Account balances after giving effect to the allocation of Net Profit or Net Loss resulting from such liquidation. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

                  B.       Upon dissolution of the Company in connection with a sale of all or substantially all of the Company's assets to a third party all proceeds from liquidation of the Company's assets shall be distributed to the Members in accordance with their positive Capital Account  balances after giving effect to the allocation of Net Profit or Net Loss resulting from such liquidation, it being the intent of the Members that distributions shall be the same as if distributed pursuant to Percentage Interests. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days  after the date of such liquidation.

         10.5     LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION. Except for the liability of the Management Committee pursuant to SECTION 5.4 or as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of its Capital Contributions and positive Capital Account balance and shall have no recourse for its Capital Contribution, positive Capital Account balance and/or share of Net Profits (upon dissolution or otherwise) against the Management Committee or  any other Member.

ARTICLE XI.       INDEMNIFICATION AND INSURANCE

         11.1     INDEMNIFICATION OF AGENTS. Unless the Committee Members may be liable to the Company for any event described in SECTION 5.4, the Company shall defend and indemnify any Member or Committee Member and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that it is or was a Member, Committee Member, officer, employee or other agent of the Company or that, being or having been such a Member, Committee Member, officer, employee or agent, it is or was serving at the request of the Company as a manager, member, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to  hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Management Committee shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any

Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Management Committee deems appropriate in its business judgment.

         11.2     INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of SECTION 11.1 or under applicable law.

ARTICLE XII.     CONFIDENTIALITY AND NON-COMPETITION

         12.1     NONCOMPETITION.

                  A.       Subject to SUBSECTION C below, so long as FPSH LP and AWA INC are Members and with respect to each of them for three (3) years thereafter, they, the Fleming's Principals (and their respective Affiliates) shall not, individually or jointly with others, directly or  indirectly, whether for their own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to any steakhouse restaurant, or Person or entity engaged in a business owning, operating or controlling steakhouse restaurants, other than the Company's Restaurants and six Fleming's Prime Steakhouse restaurants currently owned or under development by Fleming Prime Steakhouse I, L.L.C. ("FPSI") and Fleming Prime Steakhouse II, L.L.C. ("FPSII"), and shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such steakhouse restaurant or Person or entity. The restriction contained herein shall be deemed to apply to A. William Allen III and Rick Scott for so long as AWA INC is a Member and for three (3) years thereafter and to Paul M. Fleming for so long as FPSH LP is a Member and for three (3) years thereafter. For the purposes of this SECTION 12.1, the term "steakhouse restaurant" shall mean any restaurant for which: (i) the word "steak" or any variation thereof is in its name; or (ii) the sale of steak or prime rib is specified in its advertising or marketing efforts; or (iii) the sale of steak and prime rib constitutes thirty five percent (35%) or more of its entree sales, computed on a dollar basis.

                  B.       Subject to SUBSECTION D below, so long as Outback is a Member, and for a period of one (1) year thereafter, Outback (and its Affiliates) shall not, individually or jointly with others, directly or indirectly, whether for its own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to: any steakhouse restaurant having a per person check average between $40.00 and $55.00, or Person or entity engaged in a business owning, operating or controlling steakhouse estaurants, having a per person check average between $40.00 and $55.00, other than the Company's Restaurants, franchisees of the Company, and the Restaurants currently owned or under development by Outback, FPSI or FPSII.

                  C.       In the event the Company has ceased development, as defined in ARTICLE VIII and the System has been distributed and assigned back to Fleming's, then the restrictions on FPSH LP, AWA INC, Paul M. Fleming, Rick Scott and A. William Allen III contained in paragraph (A) hereof shall not apply and instead FPSH LP, AWA INC, Paul M. Fleming, Rick Scott and A. William Allen III and their respective Affiliates, shall not for a period of three (3) years from the date of assignment of the System back to Fleming's, individually or jointly with others, directly or indirectly, whether for their own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to, and shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to: (i) any steakhouse restaurant with a per person average check between $40 and $55 or Person or entity engaged in a business owning, operating or controlling steakhouse restaurants with a per person average check between $40 and $55 and located within 30 miles of any restaurant operating and utilizing the

System on the date of cessation; or (ii) any steakhouse restaurant , wherever located, with a per person average check below $40 or more than $55.

                  D.       In the event the Company has ceased development, as defined in ARTICLE VIII and the System has been distributed and assigned back to Fleming's, then the restrictions on Outback (and its Affiliates) contained in paragraph (B) hereof shall not apply and instead Outback (and its Affiliates) shall not, for a period of one (1) year from the date of assignment of the System back to Fleming's, individually or jointly with others, directly or indirectly, whether for its own account or for that of any other Person, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to: any steakhouse restaurant having a per person check average between $40.00 and $55.00, or Person or entity engaged in a business owning, operating or controlling steakhouse restaurants, having a per person check average between $40.00 and $55.00, other than the Company's Restaurants, franchisees of the Company, and the Restaurants currently owned or under development by Outback, FPSI or FPSII.

                  E.       None of the restrictions in this SECTION 12.1 shall be interpreted to apply to Paul M. Fleming's ownership interest in any Z' Tejas or Roaring Fork restaurants as those restaurants are currently operated.

         12.2     CONFIDENTIALITY.

                  A.       DEFINITION. For the purpose of this Agreement, "Proprietary Information" shall include all information designated by any Member, either orally or in writing, as confidential or proprietary, or which reasonably would be considered proprietary or confidential to the business contemplated by this Agreement, including but not limited to suppliers, customers, trade or industrial practices, marketing and technical plans, technology, personnel, organization or internal affairs, plans for products and ideas, recipes, menus, wine lists and proprietary techniques and other trade secrets. Notwithstanding the foregoing, "Proprietary Information" shall not include information which (i) has entered the public domain or became known other than due to a breach of any obligation of confidentiality owed to the owner of such information; (ii) was known prior to the disclosure of such information; (iii) became known to the recipient from a source other than a Member or its Affiliate, provided there was no breach of an obligation of confidentiality owed to said Member or its Affiliate; or (iv) was independently developed by the party receiving such information.

                  B.       NO DISCLOSURE, USE, OR CIRCUMVENTION. No Member or its Affiliates shall disclose any Proprietary Information to any third parties (other than existing or permitted franchisees) and will not use any Proprietary Information in that Member's or Affiliate's business or any affiliated business without the prior written consent of the other Member, and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of any Member. No Member shall contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision.

                  C.       MAINTENANCE OF CONFIDENTIALITY. Each Member shall take all steps reasonably necessary or appropriate to maintain the strict confidentiality of the Proprietary Information and to assure compliance with this Agreement.

         12.3     NON SOLICITATION. During the term of this Agreement and, with respect to each Member, for a period two (2) years following the earlier of (A) the date that the Member transfers all of its Membership Interest in the Company or (B) the dissolution of the Company pursuant to ARTICLE X, the Member shall not offer employment to any employee of the Company or of a Member, or their Affiliates, or otherwise solicit or induce any employee of any of them to terminate their employment, nor shall any of the Fleming's Principals act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity which solicits or otherwise induces any employee of the Company or of a Member, or their Affiliates, to terminate their employment with such entity.

         12.4     REASONABLENSS OF RESTRICTIONS; REFORMATION; ENFORCEMENT. The parties hereto recognize and acknowledge that the geographical and time limitations contained in SECTION 12.1, 12.2 AND 12.3 hereof are reasonable and properly required for the adequate protection of the Company's and Members' interests. It is agreed by the parties hereto that if any portion of the restrictions contained in SECTION 12.1, 12.2 OR 12.3 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile or other portion of the restricted territory being deemed a separate geographical area, so that the longest period of time and largest geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is the longest period of time and largest geographical area determined to be reasonable, nonarbitrary, and not against public policy may be enforced. If any of the covenants contained herein are violated and if any court action is instituted by the Company or a Member to prevent or enjoin such violation, then the period of time during which the business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

         In the event it is necessary for the Company or a Member to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in SECTION 12.1, 12.2 OR 12.3 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing  party, in addition to all other remedies, all costs, including reasonable attorneys' fees, of such proceedings including appellate proceedings.

         12.5     SPECIFIC PERFORMANCE. The parties agree that a breach of any of the covenants contained SECTION 12.1, 12.2 AND 12.3 hereof will cause irreparable injury to the Company or a Member for which the remedy at law will be inadequate and would be difficult to ascertain  and therefore, in the event of the breach or threatened breach of any such covenants, the Company or injured Member shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain any threatened or actual activities in violation of any such covenants. The parties hereby consent and agree that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Company or Member does apply for such an injunction, that the Company or Member has an adequate remedy at law shall not be raised as a defense.

ARTICLE XIII. REPRESENTATIONS AND WARRANTIES

         Each Member warrants and represents to the other Members (each of which warranties and representations shall be deemed to be a continuing warranty and representation and covenant that such warranties and representations shall remain true and correct at all times during the term of the Company) that:

         13.1     STATUS. If an entity, such Member is duly organized, validly existing and in good standing under the laws of its state of formation, and each has the power under its organizational documents and adequate authority to execute, deliver, and perform this Agreement which upon such execution and delivery will be a legal, valid, and binding obligation of such party enforceable in accordance with its terms (subject only to the application of bankruptcy, reorganization, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

         13.2     DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by a Member who is an entity have been duly authorized by all requisite corporate, partnership or other organizational action of such party and, as of the date hereof, do not require the consent or approval of any person that has not been obtained and are not in contravention of or in conflict with any term or provision of the organizational documents of such party.

         13.3     OTHER AGREEMENTS AND VIOLATIONS OF LAW. The execution, delivery and performance of this Agreement by such Member will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which such party or any affiliate of such party is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition of such Member or on the financial condition, properties or operations of the Company. Other than as contemplated by this Agreement such execution, delivery, and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company property nor, to the knowledge of such party, constitute or result in the violation of any law.

         13.4     NO LITIGATION. There is no litigation or administrative or other proceeding or tax audit pending, or, to the knowledge of such Member, threatened against or affecting such Member, or any of its affiliates, or any of their respective properties, which, if determined adversely, would have a materially adverse effect on the financial condition, properties or operations of the Company. As of the date hereof, neither such Member, nor, to the knowledge of such Member, any affiliate of such Member is in default with respect to any order, writ, injunction, decree or  emand of any court of other governmental or regulatory authority which might in any way adversely affect the Company.

ARTICLE XIV.      MISCELLANEOUS

         14.1     COMPLETE AGREEMENT. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or  statements by and among the Members or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or Management Committee or have any force or effect whatsoever. To the extent that any provision of the Certificate conflicts with any provision of this Agreement, the Certificate shall control.

         14.2     CONSULTATION WITH ATTORNEY. Each Member has been advised to consult with its own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so, to the extent it considers necessary.

         14.3     TAX CONSEQUENCES. Each Member acknowledges that the tax consequences to it of investing in the Company will depend on its particular circumstances, and neither the Company, the Management Committee, the Members, nor the partners, shareholders, members, agents, officers, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the tax consequences to him or her of an investment in the Company. It will look solely to, and rely upon, its own advisers with respect to the tax consequences of this investment.

         14.4     NO ASSURANCE OF TAX BENEFITS. Each Member acknowledges that there can be no assurance that the Code or the Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.

         14.5     BINDING EFFECT Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

         14.6     PARTIES IN INTEREST. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         14.7     PRONOUNS; STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         14.8     HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         14.9     INTERPRETATION. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

         14.10    REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         14.11    JURISDICTION. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in SECTION 14.14 of this Agreement, and that when so made shall be as if served upon him or her personally within the Member's state of residence.

         14.12    EXHIBITS All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

         14.13    ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         14.14    NOTICES.

                  A.       All notices required or permitted shall be in writing and may be communicated in person or by mail. Notice shall be deemed to be delivered when deposited in the United States mail addressed to the respective Member at its mailing address as designated in the records of the Membership, with postage thereon prepaid, registered or certified mail, return receipt requested, or if personally delivered, when received. Notices to a dissolved or bankrupt Member shall be delivered in the same manner to the last known address of its registered agent or receiver, as the case may be.

                  B.       While all notices, demands and requests shall be effective as provided in SECTION 14.4A above, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt appearing on the return receipt or other evidence of delivery of the notice, and the time period in which a response to a demand or request must be given shall commence to run from the date of receipt on the return receipt or other evidence of delivery of the notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

                  C.       By giving to the other Members at least thirty (30) days' prior written notice thereof, each Member and its successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their addresses and each shall have the right to specify as its address any other address within the United States of America.

         14.15    AMENDMENTS. All amendments to this Agreement will be in writing and signed by all of the Members.

         14.16    RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT If a Member is not a natural person, neither the Company nor any Member will: (A) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (B) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         14.17    COMPANY PROPERTY. All property contributed to the Company or acquired with Company funds shall be held and titled in the name of the Company and not individually by or for any Member.

         14.18    MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.19    ATTORNEY FEES. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

         14.20    TIME IS OF THE ESSENCE. All dates and times in this Agreement are of the essence.

         14.21    REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

         14.22    SEVERABILITY. Each article, section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         14.23    PARTITION. The Members hereby agree that no Members, nor any successor in interest of any Members, shall have the right to have Company assets partitioned, or to file a complaint or institute any proceedings of law or equity to have a Company asset partitioned, and each Member, on behalf of itself, its successors and assigns, hereby waives any such rights.

         14.24    WAIVER. The failure of any Member to insist upon strict performance of a covenant hereunder or any obligation hereunder shall not be a waiver of such Member's right to demand compliance therewith in the future.

         All of the Members of OUTBACK/FLEMING'S, LLC, a Delaware limited liability company, have executed this Agreement, effective as of the date written above.

ATTEST                             MEMBERS:

                                           "OUTBACK"

                                           OS PRIME, INC.,
                                           a Florida corporation

By: /s/ Joseph J. Kadow                      By: /s/ Robert D. Basham
     Joseph J. Kadow, Secretary            Robert D. Basham, Co-Chairman

                                           "FPSH LP"
                                           FPSH LIMITED PARTNERSHIP, an Arizona
                                           limited partnership

                                           By its general partner:

                                           PKCR, LLC, an Arizona limited
                                           liability company

                                           By: /s/ Paul M Fleming
                                              Paul M. Fleming, Manager

                                           "AWA INC"

                                           AWA III STEAKHOUSES, INC, a
                                           California corporation

By: /s/ A William Allen                          By: /s/ A. William Allen
Print Name: A. William Allen                Its: President
Its:  Secretary

                                    EXHIBIT A

                                    ADDRESSES
                        OF MEMBERS AND COMMITTEE MEMBERS

MEMBER                                                         ADDRESS

OS PRIME, INC.                                    550 North Reo Street, Suite 200
                                                                Tampa, Florida  33609

FPSH LIMITED PARTNERSHIP        7150 E. Camelback Road, Suite 239
                                                                Scottsdale, Arizona  85251

AWA III STEAKHOUSES, INC.          455 Newport Center Drive
                                                                Newport Beach, California  92660

COMMITTEE MEMBER                             ADDRESS

A. William Allen III                                455 Newport Center Drive
                                                                Newport Beach, California  92660

Paul M. Fleming                                     7150 E. Camelback Road, Suite 239
                                                                Scottsdale, Arizona  85251

Michael O'Donnell                                  550 N. Reo Street, Suite 200
                                                                Tampa, Florida  33609

Chris Sullivan                                          550 N. Reo Street, Suite 200
                                                                Tampa, Florida  33609

[Wise Man to be named]

                                                                -----------------------------------------------------------------

                                                                -----------------------------------------------------------------

                       CONSENT OF OUTBACK STEAKHOUSE, INC.

         The undersigned, the sole shareholder OS PRIME, INC., which is a member in OUTBACK/FLEMING'S, LLC, a Delaware limited liability company hereby agrees to be bound by and comply with the provisions of that certain Operating Agreement of OUTBACK/FLEMING'S, LLC  (the "Agreement") applicable to it in its capacity as the parent of OS PRIME, INC. or as otherwise provided in the Agreement.

DATED this 1st day of October, 1999.

ATTEST                                OUTBACK STEAKHOUSE, INC.,
                                      a Delaware corporation

By: /s/ Joseph J. Kadow                By: /s/ Robert D. Basham
Joseph J. Kadow, Secretary            Robert D. Basham, Chief Operating Officer

                CONSENT OF AWA III STEAKHOUSES, INC. SHAREHOLDERS

         Rick Scott and A. William Allen III (together with his wife or a trust controlled by them), being all of the shareholders in AWA III STEAKHOUSES, INC. which is a member in OUTBACK/FLEMING'S, LLC, a Delaware limited liability company, hereby agree to be bound by, and comply with the provisions of that certain Operating Agreement of OUTBACK/FLEMING'S, LLC (the "Agreement") applicable to them in their individual capacity, as shareholders of AWA III STEAKHOUSE, INC., or as "Fleming's Principals" (as such term is defined in the Agreement) or as otherwise provided in the Agreement.

DATED this 1st day of October, 1999.

WITNESSES:

/s/ Shannon E. Rogers                                           /s/ A. William Allen  III
                                                         A. WILLIAM ALLEN III
Shannon E. Rogers

/s/ Dana D. Sporn                                                 /s/ Rick Scott
                                                            RICK SCOTT
Dana D. Sporn

                           CONSENT OF PAUL M. FLEMING

         PAUL M. FLEMING being the sole manager of PKCR, LLC ("PKCR") the sole general partner of FPSH LIMITED PARTNERSHIP which is a member in OUTBACK/FLEMING'S, LLC, a Delaware limited liability company, hereby agrees to be bound by, and comply with the provisions of that certain Operating Agreement of OUTBACK/FLEMING'S, LLC (the "Agreement") applicable to him in his individual capacity, as the sole manager of PKCR, and as a "Fleming's Principal" (as such term is defined in the Agreement) or as otherwise provided in the Agreement.

DATED this 1st day of October, 1999.

WITNESSES:

/s/ Jill Corabi                                                              /s/ Paul M. Fleming
                                                              PAUL M. FLEMING
/s/ Patricia G.

                              CONSENT OF PKCR , LLC

PKCR, LLC, the sole general partner of FPSH LIMITED PARTNERSHIP which is a member in OUTBACK/FLEMING'S LLC (the "Company"), a Delaware limited liability company, hereby agrees to be bound by and comply with the provisions of that certain Operating Agreement of OUTBACK/FLEMING'S, LLC (the "Agreement") applicable to it individually and as a partner in FPSH LIMITED PARTNERSHIP, or as otherwise provided in the Agreement.

                            PKCR, LLC, an Arizona limited liability company

                            By: /s/ Paul M. Fleming_______
                                  Paul M. Fleming, Manager

FIRST AMENDMENT TO
OPERATING AGREEMENT
FOR
OUTBACK/FLEMING’S, LLC
A DELAWARE LIMITED LIABILITY COMPANY

THIS FIRST AMENDMENT TO OPERATING AGREEMENT (“Amendment”) is entered into this 1st day of October, 2000, to be effective for all purposes as of October 1, 1999, by and between OS PRIME, INC., a Florida corporation (“Outback”), FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“FPSH LP”), and AWA III STEAKHOUSE, INC., a California corporation (“AWA INC”).

WHEREAS, Outback, FPSH LP and AWA INC entered into that certain Operating Agreement dated October 1, 1999 (the “Agreement”) for the limited liability company organized under the laws of the State of Delaware under the name OUTBACK/FLEMING’S LLC (the “Company”); and

WHEREAS, the parties desire to modify the Agreement to more accurately reflect the parties’ intent at the time of organizing the Company;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Recitals. The parties agree that the foregoing recitals are true and correct and incorporated herein by reference.

2.	Modifications. The parties agree that the following modifications shall be made to the Agreement:

2.1	Management of the Company by Management Committee. The first sentence of Section 5.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“The business, property and affairs of the Company shall be managed exclusively by a Management Committee consisting of four (4) individuals appointed by the Members in accordance with Section 5.2A.”

2.2	Appointment of Management Committee. Section 5.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“5.2	Appointment of Management Committee

A.
Number, Appointment and Qualifications.  The Company shall initially have four (4) Committee Members. For so long as the following are Members, Outback shall name two (2) Committee Members, FPSH LP shall name one (1) Committee Member, and AWA INC shall name one (1) Committee Member.  Subject to Section 3.8E, if any of the foregoing cease to be a Member, the right the Member has to appoint Committee Members shall be transferred to the successor of such Member if such successor is admitted as a substitute Member.

(i)	Term of Service. Each Committee Member will serve until his or her death or withdrawal from the Management Committee, or until his or her removal from the Management Committee by the Member who appointed him or her.

(ii)           Management Committee:

“FPSH LP Appointee” “AWA INC Appointee” “Outback Appointees”

Paul M. Fleming A. William Allen III Chris Sullivan
Michael O’Donnell

(iii)
Resignation.  A Committee Member may resign at any time by giving written notice to the Members.  The resignation of a Committee Member shall take effect upon receipt of that notice or at such later time as shall be specified in the notice.  Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

(iv)
Removal. Outback Appointees to the Management Committee may be removed only by Outback, with or without cause.  FPSH LP’s Appointee to the Management Committee may be removed only by FPSH LP, with or without cause.  AWA INC’s Appointee to the Management Committee may be removed only by AWA INC, with or without cause.

(v)	Vacancies. Vacancies on the Management Committee shall be filled by the Member who originally appointed the vacating Committee Member.”

2.3	Liability of Management Committee. Section 5.4 of the Agreement shall be deleted in its entirety and replaced with the following:

“5.4
Liability of Management Committee and Wise Man.  Neither the Committee Members nor the Wise Man (as defined in Section 5.9) shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, breach of fiduciary duty, a knowing violation of law by a Committee Member or the Wise Man or a breach of the Committee Member’s or the Wise Man’s obligations under this Agreement, in which event such Committee Member or Wise Man shall be so liable.”

2.4	Devotion of Time. In the first and second sentences of Section 5.5 of the Agreement, the words “and the Wise Man” shall be added after the words “Committee Members”.

2.5
Transactions between the Company and Committee Member or Wise Man. In the heading and the second line of Section 5.6 of the Agreement, the words “or the Wise Man” shall be added after the words “Committee Member”.

2.6           Wise Man.  The following paragraphs shall be added after Section 5.8 of the Agreement as Section 5.9:

“5.9	Wise Man.

(i)
Election and Term.  An individual (the “Wise Man”) shall be elected annually by unanimous vote or unanimous written consent of the Committee Members to serve a one (1) year term as an advisor to the Management Committee. The Wise Man must be (i) independent and not employed by or have any ownership interest in or licensing or a franchise relationship with any Member (or its Affiliates), and (ii) possess not less than ten (10) years of full-time executive level management experience in one or more casual, fine dining restaurants having at least ten (10) stores under his or her control or such other qualifications as Outback, FPSH LP and AWA INC may agree. The Wise Man shall (i) provide advice to the Committee Members on matters that come before the Management Committee from time to time, which the Management Committee, in its sole discretion, may choose to follow or disregard, in whole or in part, and (ii) vote on any matter brought before the Management Committee for which the Committee Members have become deadlocked, solely for the purpose of breaking the deadlock, and (iii) exercise such powers and perform such duties as shall be determined from time to time by the Management Committee.

(ii)
Resignation and Removal.  The Wise Man may resign at any time by giving written notice to the Committee Members.  The resignation shall take effect upon receipt of such notice or at such later time as shall be specified in such notice.  Unless otherwise specified in the notice, the acceptance of the resignation by the Management Committee shall not be necessary to make it effective.   The Wise Man may be removed at any time, with or without cause, by vote or written consent of three (3) of the four (4) Committee Members.  Any vacancy created by resignation, removal, death or disability of the Wise Man shall be filled by unanimous vote or unanimous written consent of the Committee Members.”

2.7	Books and Records. In Section 9.1B of the Agreement, the words “and the Wise Man” shall be added after the words “Committee Member”.

2.8	Delivery to Members and Inspection. In the first and second lines of Section 9.2B of the Agreement, the words “, Wise Man” shall be added after the words “Committee Member”.

2.9	Dissolution. Section 10.1A of the Agreement shall be deleted in its entirety and replaced with the following:

“A.	The agreement of three (3) of the four (4) Committee Members to terminate the Company;”

2.10
Addresses of Members and Committee Members.  The heading of Exhibit A of the Agreement shall be deleted in its entirety and replaced with “ADDRESSES OF MEMBERS, COMMITTEE MEMBERS AND WISE MAN” and the heading “Wise Man” shall be inserted above the phrase “[Wise Man to be named]”.

3.	Ratification. The parties agree that the Agreement, as modified hereby, is in full force and effect, and all other terms are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

ATTEST                                                                MEMBERS:

“OUTBACK”
OS PRIME, INC.,
a Florida corporation

By: /s/ Joseph J. Kadow_________                                                                         By: /s/ Robert D. Basham_____
     Joseph J. Kadow, Secretary                                                                                 Robert D. Basham, Co-Chairman

“FPSH LP”
FPSH LIMITED PARTNERSHIP,
an Arizona limited partnership

By its general partner:

PKCR, LLC,
an Arizona limited liability company

By: /s/ Paul M. Fleming ________
      Paul M. Fleming, Manager

“AWA INC”
AWA III STEAKHOUSES, INC.,
a California corporation

By: /s/ A. William Allen III______                                                                         By: /s/ A. William Allen III______
      A. William Allen III, Secretary                                                                                A. William Allen III, President

SECOND AMENDMENT TO
OPERATING AGREEMENT
OF
OUTBACK/FLEMING’S, LLC
A DELAWARE LIMITED LIABILITY COMPANY

THIS SECOND AMENDMENT TO OPERATING AGREEMENT (“Amendment”) is entered into this 4th day of August, 2006, to be effective for all purposes as of September 1, 2004, by and between OS PRIME, INC., a Florida corporation (“Outback”), FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“FPSH LP”), and AWA III STEAKHOUSE, INC., a California corporation (“AWA INC”).

WHEREAS, Outback, FPSH LP and AWA INC entered into that certain Operating Agreement dated October 1, 1999, and amended by that certain First Amendment to Operating Agreement dated October 1, 2000 (collectively, the “Agreement”) for the limited liability company organized under the laws of the State of Delaware under the name OUTBACK/FLEMING’S LLC (the “Company”); and

WHEREAS, Outback entered into Purchase Agreements with FPSH LP and AWA INC whereby Outback purchased a portion of the membership interests of FPSH LP and AWA INC effective September 1, 2004; and

WHEREAS, the parties desire to modify the Agreement to accurately reflect the parties’ current ownership interests in the Company;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Recitals. The parties agree that the foregoing recitals are true and correct and incorporated herein by reference.

2.	Modification. The parties agree that the following modification shall be made to the Agreement:

Percentage Interest.  Subsection (bb) of Article I of the Agreement shall be deleted in its entirety and replaced with the following:

“Percentage Interest” shall mean the percentage ownership interest of a Member in the Company, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.  The current Percentage Interests of the Members shall be as reflected on Schedule 1, attached hereto and incorporated herein.

3.	Ratification. The parties agree that the Agreement, as modified hereby, is in full force and effect, and all other terms are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

ATTEST                                                                MEMBERS:

“OUTBACK”

OS PRIME, INC.,
a Florida corporation

By: /s/ Joseph J. Kadow______                                                                              By: /s/ A. William Allen, III______________
     Joseph J. Kadow, Secretary                                                                                 A. William Allen, III, Chief Executive Officer

“FPSH LP”
    FPSH LIMITED PARTNERSHIP,
an Arizona limited partnership

By its general partner:

PKCR, LLC,
an Arizona limited liability company

By: /s/ Paul M. Fleming ________
      Paul M. Fleming, Manager

“AWA INC”

AWA III STEAKHOUSES, INC.,
a California corporation

By: /s/ A. William Allen III__________                                                                        By: /s/ A. William Allen III__
      A. William Allen III, Secretary                                                                                A. William Allen III, President

Schedule 1

Percentage Interests effective as of September 1, 2004

Member	Percentage Interest
Outback	90%
FPSH LP	7.5%
AWA INC	2.5%

AMENDMENT NUMBER THREE
TO THE OPERATING AGREEMENT OF
OUTBACK/FLEMING’S, LLC
AS ADOPTED BY ITS MEMBERS ON JULY 21, 2005

The first sentence of Section 5.1 of the Operating Agreement of Outback/Fleming’s LLC, as amended (the “Agreement”), is hereby deleted in its entirety and replaced with the following:

“The business, property and affairs of the Company shall be managed exclusively by a Management Committee consisting of five (5) individuals appointed by the Members in accordance with Section 5.2A.”

Section 5.2 of the Agreement shall be deleted in its entirety and replaced with the following:

  “5.2           Appointment of Management Committee.

A.           Number, Appointment and Qualifications. The Company shall have five (5) Committee Members. Outback shall appoint two (2) Committee Members, FPSH LP shall appoint one (1) Committee Member, AWA INC shall appoint one (1), and one (1) Committee Member shall be appointed by mutual consent of the Company’s Members.

(i)
Term of Service. Each Committee Member will serve until his or her death or removal from the Management Committee, or until his or her removal from the Management Committee by the Member(s) who appointed him or her.

(ii)
Resignation. A Committee Member may resign at any time by giving written notice to the Members. The resignation of a Committee Member shall take effect upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

(iii)
Removal. Outback’s Appointees to the Management Committee may be removed only by Outback, with or without cause. FPSH LP’s Appointee to the Management Committee may be removed only by FPSH LP, with or without cause. AWA INC’s Appointee to the Management Committee may be removed only by AWA INC, with or without cause. The Committee Member appointed by mutual consent of the Company’s Members may be removed by the Company’s Members, with or without cause.

(iv)	Vacancies. Vacancies on the Management Committee shall be filled by the Member(s) who originally appointed the vacating Committee Member.

(v)
Compensation. No Committee Member shall be eligible to receive separate compensation from the Company for his or her services on the Management Committee; provided, however, that the Committee Members shall be reimbursed by the Company for the reasonable and actual costs incurred by such Persons in attending and participating in any meetings of the Management Committee and other costs and expenses reasonably related to fulfilling the duties and obligations of a Committee Member hereunder.”

Section 5.9 of the Agreement is hereby deleted in its entirety, including all references to the Wise Man in the Agreement.

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (the "Agreement of Merger"), is dated as of December 18, 2007, by and among OUTBACK/FLEMING’S, LLC, a Delaware limited liability company ("Fleming’s"), and BLUE CORAL SEAFOOD AND SPIRITS, LLC, Delaware limited liability company ("Blue Coral"). Fleming’s and Blue Coral are hereinafter sometimes collectively referred to as the “Constituent Entities”.

WHEREAS, the members of Fleming’s are OS PRIME LLC (“OSI #1”), FPSH LIMITED PARTNERSHIP (“PF #1) and AWA III STEAKHOUSES, INC. (“AWA”); and

WHEREAS, the members of Blue Coral are OS USSF, LLC (“OSI #2”) and F-USFC, LLC (“PF #2); and

WHEREAS, OSI Restaurant Partners, LLC is the sole member of both OSI #1 and OSI #2; and

WHEREAS, Paul Fleming, directly or indirectly, owns and controls PF #1 and PF #2; and

WHEREAS, the members of the Constituent Entities believe it to be in the best interests of the Constituent Entities to merge Blue Coral with and into Fleming’s pursuant to the terms and conditions contained in this Agreement of Merger.

NOW, THEREFORE, in consideration of the premises and the representations,  warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGER

Section 1.1.  THE MERGER.  In accordance with the provisions of this Agreement of Merger and the Delaware Limited Liability Act (the "Act"), at the Effective Time (as defined in Section 1.4 hereof), Blue Coral shall be merged with and into Fleming’s and the separate existence of Blue Coral shall cease. Fleming’s shall be the surviving entity (hereinafter sometimes referred to as the "Surviving Entity") and shall continue its existence under the laws of the State of Delaware. The name of the Surviving Entity shall be "OSI/Fleming’s, LLC". The merger shall have the effects set forth in the Act.

Section 1.2.  CERTIFICATE OF FORMATION AND OPERATING AGREEMENT.

(a) The Certificate of Formation of Fleming’s immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Entity (the "Certificate of Formation") immediately after the Effective Time.

(b)  The Operating Agreement of Fleming’s immediately prior to the Effective Time shall be the Operating Agreement of the Surviving Entity (the "Operating Agreement ") immediately after the Effective Time.

     Section 1.3.  MANAGERS AND OFFICERS.

(a) The managers of Fleming’s immediately prior to the Effective Time shall be the managers of the Surviving Entity as of the Effective Time and until their successors are duly appointed or elected in accordance with the Operating Agreement and applicable law.

(b) The officers of Fleming’s immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time and until their successors are duly appointed or elected in accordance with the Operating Agreement and applicable law.

Section 1.4.  EFFECTIVE TIME.  The merger shall become effective at the time and date of the filing of the Certificate of Merger (a copy of which is attached hereto as “Exhibit A”) with the Secretary of State of Delaware or at such later time and date as provided for in such Certificate of Merger as may be permitted by the Act (such time and date is herein referred to as the "Effective Time").

ARTICLE II

CONVERSION OF MEMBERSHIP INTERESTS

Section 2.1.  OSI #1 AND OSI #2 MEMBERSHIP INTERESTS.  At the Effective Time the membership interest of OSI #1 in the Surviving Entity shall be deemed to be 89.63%. At the Effective Time any and all membership interests of OSI #2 in the Surviving Entity shall be cancelled and cease to exist without any action on the part of the holder thereof.

Section 2.2.  PF #1 AND PF #2 MEMBERSHIP INTERESTS. At the Effective Time the membership interest of PF #1 in the Surviving Entity shall be deemed to be 7.88%. At the Effective Time any and all membership interests of PF #2 shall be cancelled and cease to exist without any action on the part of the holder thereof

Section 2.3.  AWA MEMBERSHIP INTERESTS. At the Effective Time the total percentage membership interest of AWA in the Surviving Entity shall be deemed to be 2.49%.

ARTICLE III

MISCELLANEOUS

              Section 3.1.  GOVERNING LAW. This Agreement of Merger shall be governed by the laws of the State of Delaware.

              Section 3.2  COUNTERPARTS.  This Agreement of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be signed by their respective members thereunto duly authorized as of the date first written above.

OS PRIME LLC,                                                                                  OS USSF, LLC,
a Florida limited liability company                                                               a Florida limited liability company

By:         OSI RESTAURANT PARTNERS, LLC                                    By:  OSI RESTAURANT PARTNERS, LLC
a Delaware limited liability company                                                 a Delaware limited liability company
its sole member                                                                               its sole member

By: /s/ Joseph J. Kadow____________                                         By: /s/ Joseph J. Kadow ________
Joseph J. Kadow, Authorized Representative                                    Joseph J. Kadow, Authorized Representative

FPSH LIMITED PARTNERSHIP                                                                           F-USFC, LLC
an Arizona limited partnership                                                                    a Delaware limited liability company

By:         PKCR, LLC
an Arizona limited liability company                                                   By: /s/ Paul Fleming ______
its General Partner                                                                 Paul Fleming, Authorized Representative

By: /s/ Paul Fleming__                            __
Paul Fleming, Authorized Representative

AWA III STEAKHOUSES, INC.

By: /s/ A. William Allen, III
     A. William Allen, III, President

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF MERGER OF DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is

Outback/Fleming’s, LLC ,

and the name of the limited liability company being merged into this surviving limited liability company is Blue Coral Seafood and Spirits, LLC .

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is
Outback/Fleming’s, LLC changing the name to OSI/Fleming’s LLC .

FOURTH: The merger is to become effective on filing.

FIFTH: The Agreement of Merger is on file at 2202 N. Westshore Blvd., 5th Floor, Tampa, FL, 33607.
the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 18th day of December, A.D., 2007.

By: /s/ A. William Allen, III
       Authorized Person

Name: A William Allen, III
                Print or Type

 Title: Manager/Authorized Representative

AGREEMENT TO AMEND OPERATING AGREEMENT
of  OSI/FLEMING’S, LLC

THIS AGREEMENT (the "Agreement") is dated as of March 4, 2009, by and among OS PRIME LLC, a Florida limited liability company ("OSP"), FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“FPSH”) and AWA III STEAKHOUSES, INC. (“AWA”) to be effective for all purposes as of January 1, 2008.

WHEREAS, in December of 2007, the members of OUTBACK/FLEMING’S, LLC ("Fleming’s"), a Delaware limited liability company and the owner of the Fleming’s Prime Steakhouse and Wine Bar® restaurant concept (the “Fleming’s Concept”) and BLUE CORAL SEAFOOD AND SPIRITS, LLC ("Blue Coral"), a Delaware limited liability company and the owner of the Blue Coral Seafood and Spirits® restaurant concept (the “Blue Coral Concept”) entered into a Agreement of Merger pursuant to which Blue Coral was merged with and into Fleming’s (the “Merger”), with Fleming’s being the surviving entity under the new name OSI/Fleming’s, LLC (the “Surviving Entity”); and

WHEREAS, prior to the merger, the members of Fleming’s were OSP owning a 90% membership interest, FPSH, owning a 7.5% membership interest and AWA owning a 2.5% membership interest; and

WHEREAS, prior to the merger, the members of Blue Coral were OS USSF, LLC (“USSF”), owning a 75% membership interest and F-USFC, LLC, owning a 25% membership interest (“USFC); and

WHEREAS, OSI Restaurant Partners, LLC is the sole member of both OSP and USSF; and

WHEREAS, Paul Fleming, directly or indirectly, owns and controls FPSH and USFC; and

WHEREAS, as a result of the Merger, OSP, FPSH and AWA became the sole members of the Surviving Entity, with OSP owning a 89.63% membership interest, FPSH owning a 7.88% membership interest and AWA owning a 2.49% membership interest; and

WHEREAS, as a result of changes in the direction of the Fleming’s Concept and the Blue Coral Concept, the parties hereto believe it to be in their best interests, pursuant to the terms and conditions contained in this Agreement, to change their respective ownership interests, financial interests and financial obligations a described herein to be effective as if such changes had been made on January 1, 2008.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. RECITALS. They parties agree that the above recitals are true and correct and incorporated herein by reference.

2. MEMBERSHIP INTERESTS. The parties agree that the membership interests in the Surviving Entity shall be as follows:

OSP – 89.62%
FPSH - 7.88%
AWA - 2.5%

The parties desire that such change to the membership interests be deemed effective for all purposes as of January 1, 2008.

To effect such changes, Schedule 1 to the Operating Agreement of the Surviving Entity, shall be replaced with the Schedule 1, attached hereto and incorporated herein.

3. RIGHTS AND RESPONSIBILITIES OF THE MEMBERS. The members of the surviving entity shall participate in the profits, losses, future development and other rights and responsibilities attributed to members of the Surviving Entity by the Operating Agreement, in accordance with the ownership percentages listed on Schedule 1 to the Operating Agreement as amended hereby and as may be amended from time to time in accordance with the terms of the Operating Agreement.

4. AMENDMENT TO THE OPERATING AGREEMENT. The parties hereto agree to execute an Amendment to the Operating Agreement of Surviving Entity reflecting the changes agreed to herein if the members or managers of the Surviving Entity deem that such an amendment is necessary or desirable.

5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

6. COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective members thereunto duly authorized as of the date first written above.

OS PRIME LLC
a Florida limited liability company

By:         OSI RESTAURANT PARTNERS, LLC
a Delaware limited liability company
its sole member

By: /s/ Joseph J. Kadow______
Joseph J. Kadow,
Authorized Representative

FPSH LIMITED PARTNERSHIP
an Arizona limited partnership

By:         PKCR, LLC
an Arizona limited liability company
its General Partner

By: /s/ Paul Fleming _________
              Paul Fleming,
Authorized Representative

AWA III STEAKHOUSES, INC.

By: /s/ A. William Allen, III__________
     A. William Allen, III, President

Schedule 1

Membership interests effective as of January 1, 2008

OSP – 89.62%
FPSH - 7.88%
AWA - 2.5%

FOURTH AMENDMENT TO
OPERATING AGREEMENT
OF
OSI/FLEMING’S, LLC
A DELAWARE LIMITED LIABILITY COMPANY

THIS FOURTH AMENDMENT TO OPERATING AGREEMENT (“Amendment”) is entered into this 20th day of November, 2009, to be effective for all purposes as of January 1, 2009, by and between OS PRIME, LLC, a Florida limited liability company, formerly known as OS PRIME, INC. (“Prime”), FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“FPSH”), and AWA III STEAKHOUSE, INC., a California corporation (“AWA”).

WHEREAS, Prime, FPSH and AWA entered into that certain Operating Agreement dated October 1, 1999, and amended by that certain First Amendment to Operating Agreement dated October 1, 2000, Second Amendment to Operating Agreement dated August 4, 2006, Third Amendment to Operating Agreement dated July 21, 2005, and the Agreement to Amend Operating Agreement dated March 4, 2009 (collectively, the “Agreement”) for the limited liability company organized under the laws of the State of Delaware under the name OSI/FLEMING’S, LLC, (formerly known as OUTBACK/FLEMING’S LLC) (the “Company”); and

WHEREAS, the parties desire to modify the Agreement as more fully described herein;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Recitals. The parties agree that the foregoing recitals are true and correct and incorporated herein by reference.

2.	Modification. The parties agree that the following modification shall be made to the Agreement:

a.           the existing Schedule 1 to the Agreement is hereby deleted in its entirety and replaced  with the Schedule 1 attached hereto and incorporated herein.

b.           Article VI, of the Agreement is hereby amended to provide that FPSH shall not: (i) have any ownership or other interest in, (ii) be allocated any profit or loss from, (iii ) receive any distributions from; or (iv) be responsible for any obligations with respect to, the following Restaurants:  5406 Austin II, 5407 Houston-Town & Country, and 2007 Orlando/Sandlake. AWA’s interest in the aforementioned Restaurants shall remain at 2.5%.

c.           FPSH shall receive a $250,000 credit (the “Capital Credit”) toward its Capital Account as a result of the funds received by the Company for the assignment to a third party of the lease for its prior Blue Coral La Jolla location.

d.           OSP shall be solely responsible for the $750,000 termination fee (“Termination Fee”) for the termination of the Company’s Blue Coral Newport Beach location lease. Neither FPSH nor AWA shall be required to contribute capital to cover any portion of the Termination Fee, nor will FPSH or AWA’s capital accounts be reduced by any portion of the Termination Fee. Both FPSH and AWA shall remain responsible for their proportionate share of the negative cash flow and closing costs, other than the Termination Fee, for the Company’s Blue Coral Newport Beach location.

e.           Section 7.4B of Article VII is hereby amended to provide that in the event that Paul M. Fleming or PKCR transfers 100% of its ownership interest in FPSH (whether directly or indirectly)

to one or more of Paul M. Fleming’s family members or a trust for the benefit of one or more Paul M. Fleming’s family members, with respect to which Paul M. Fleming is not a trustee or beneficiary, such transfer shall serve as a resignation by Paul M. Fleming from the Management Committee of the Company. Upon such resignation, the number of Committee Members shall be reduced to four (4), and FPSH shall no longer have a right to appoint a member to the Management Committee; provided however, AWA, INC’s appointee to the Management Committee shall thereafter have two (2) votes on each matter brought before the Management Committee .

f           Article VIII pertaining to Cessation of Development is hereby deleted in its entirety.

g.           Notwithstanding the provisions of Article III of the Agreement, FPSH acknowledges and agrees that it is currently obligated to make a $500,000 capital contribution to the Company. FPSH’s capital contribution shall be paid on January 1, 2010. The Company anticipates that this $500,000 capital contribution due on January 1, 2010, will be covered by the Company’s positive cash flow prior to January 1, 2010.

3.	Ratification. The parties agree that the Agreement, as modified hereby, is in full force and effect, and all other terms are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

FPSH LIMITED PARTNERSHIP,
an Arizona limited partnership
By:           PKCR, LLC, an Arizona limited liability company
Its general partner:

By: /s/ Paul M. Fleming________
      Paul M. Fleming, Manager

AWA III STEAKHOUSES, INC.,
a California corporation

By: /s/ A. William Allen III________                                                                       By: /s/ A. William Allen III__
      A. William Allen III, Secretary                                                                            A. William Allen III, President

OS PRIME, LLC,
a Florida limited liability company

By: OSI RESTAURANT PARTNERS, LL
                    a Delaware limited liability company

By: /s/ Kelly Lefferts_____________                                                                    By: /s/ Joseph J. Kadow____
     Kelly Lefferts, Assistant Secretary                                                                     Joseph J. Kadow Executive Vice President

Schedule 1

Membership interests effective as of January 1, 2008

OSP – 89.62%
FPSH - 7.88%
AWA - 2.5%